Exhibit 7.19

Execution Version

BANK OF AMERICA, N.A. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED One Bryant Park New York, NY 10036	CITIGROUP GLOBAL MARKETS ASIA LIMITED 50/F Citibank Tower Citibank Plaza, 3 Garden Road Central, Hong Kong	HSBC SECURITIES (USA) INC. HSBC BANK USA, N.A. 452 Fifth Avenue New York, NY 10018
HSBC BANK (CHINA) COMPANY LIMITED BEIJING BRANCH 2F, COFCO Plaza No. 8 Jianguomennei Avenue Dongcheng District Beijing, China 100005

CONFIDENTIAL

October 17, 2013

BCP (Singapore) VI Cayman Financing Co. Ltd.

c/o Blackstone Capital Partners VI L.P.

345 Park Avenue

New York, New York 10154

Attention: Jonathan Kaufman

Project Galaxy
Commitment Letter

Ladies and Gentlemen:

You have advised each of Bank of America, N.A., (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Citi (as defined below), HSBC Securities (USA) Inc., (“HSBC Securities”), HSBC Bank USA, N.A., (“HSBC Bank”) and HSBC Bank (China) Company Limited Beijing Branch, 汇丰银行（中国）有限公司北京分行 (“HSBC China” and together with Bank of America, Merrill Lynch, Citi, HSBC Securities and HSBC Bank, collectively, the “Commitment Parties,” “we” or “us”) that BCP (Singapore) VI Cayman Financing Co. Ltd. (“Newco”), formed at the direction of Blackstone Capital Partners VI L.P. and/or its affiliates (collectively, the “Sponsor”) and the direct parent company of BCP (Singapore) VI Cayman Merger Co. Ltd. (“Merger Sub”), intends to acquire a company previously identified to us and code-named “Galaxy” (the “Company”), and to consummate the other transactions described in Exhibit A hereto.  Capitalized terms used but not defined herein have the meanings assigned to them in the Exhibits attached hereto. For the purposes of this Commitment Letter, “Citi” shall mean Citigroup Global Markets Asia Limited, Citigroup Global Markets Inc., Citibank, N.A., Citigroup USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein.

1.                                      Commitments.

In connection with the Transactions (a) Bank of America is pleased to advise you of its commitment to provide 40% of the Offshore Revolving Facility, 40% of the Senior Secured Bridge

Facility, 40% of the Cash Bridge Facility and 40% of the Onshore Revolving Facility, (b) Citi is pleased to advise you of its commitment to provide 40% of the Offshore Revolving Facility, 40% of the Senior Secured Bridge Facility, 40% of the Cash Bridge Facility and 40% of the Onshore Revolving Facility and (c) HSBC Bank is pleased to advise you of its commitment to provide 20% of the Offshore Revolving Facility, 20% of the Senior Secured Bridge Facility, 20% of the Cash Bridge Facility and HSBC China (along with Bank of America, Citi and HSBC Bank each an “Initial Lender” and together the “Initial Lenders”) is pleased to advise you of its commitment to provide 20% of the Onshore Revolving Facility, in each case upon the terms and subject to the conditions set forth or referred to in this commitment letter (together with the Term Sheets, this “Commitment Letter”).

2.                                      Titles and Roles.

It is agreed that (a) each of Merrill Lynch, Citi and HSBC Securities will act as joint lead arrangers (in such capacity, the “Lead Arrangers”) and Merrill Lynch, Citi and HSBC Securities will act as joint bookrunners for each of the Facilities; (b) Bank of America will act as administrative agent for the Offshore Revolving Facility (in such capacity, the “Offshore Bank Administrative Agent”) and collateral agent for the Offshore Revolving Facility; (c) Bank of America will act as administrative agent for the Senior Secured Bridge Facility (in such capacity, the “Secured Bridge Administrative Agent”) and collateral agent for the Senior Secured Bridge Facility; (d) Bank of America will act as administrative agent for the Cash Bridge Facility (in such capacity, the “Cash Bridge Administrative Agent”, together with the Secured Bridge Administrative Agent, the “Bridge Administrative Agents”) and collateral agent for the Cash Bridge Facility and (e) Bank of America will act as administrative agent for the Onshore Revolving Facility (in such capacity, the “Onshore Bank Administrative Agent”; the Bridge Administrative Agents together with the Offshore Bank Administrative Agent and the Onshore Bank Administrative Agent, the “Administrative Agents”) and collateral agent for the Onshore Revolving Facility.  It is further agreed that Merrill Lynch will appear on the top left of the cover page of any marketing materials for the Offshore Revolving Facility, Merrill Lynch will appear on the top left of the cover page of any marketing materials for the Senior Secured Bridge Facility, Merrill Lynch will appear on the top left of the cover page of any marketing materials for the Cash Bridge Facility, Merrill Lynch will appear on the top left of the cover page of any marketing materials for the Onshore Revolving Facility and Merrill Lynch will hold the roles and responsibilities conventionally understood to be associated with such name placement.  At any time within 15 business days after the date of your acceptance of this Commitment Letter, you may appoint up to three additional agents, co-agents, arrangers, joint bookrunners, managers or co-managers (any such agent, co-agent, arranger, joint bookrunner, manager or co-manager an “Additional Agent”) or confer other titles in respect of each Facility and may allocate up to an aggregate of 20% of the commitments of the Commitment Parties hereunder with respect to each Facility (allocated pro rata among each Facility) and corresponding compensatory economics in connection with each Facility to such Additional Agent or its affiliates (it being understood that, to the extent you appoint Additional Agents or confer other titles in respect of any Facility, the economics allocated to, and the commitment amounts of, the then existing Commitment Parties or Initial Lenders, as applicable, in respect of such Facility will be proportionately reduced by the amount of the economics allocated to, and the commitment amount of, each such Additional Agent (or its affiliates), in each case upon the execution and delivery by such Additional Agent and any related affiliates of customary joinder documentation acceptable to you and, thereafter, each such Additional Agent or its affiliate, as applicable, shall constitute a “Commitment Party,” “Initial Lender,” and “Lead Arranger,” as applicable, in respect to the relevant Facilities, under this Commitment Letter and under the Fee Letter). No compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid, in each case, in connection with the Facilities unless you and the Commitment Parties shall so agree.

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3.                                      Syndication.

The Commitment Parties reserve the right, prior to or after the execution of the Facilities Documentation (as defined below), to syndicate all or a portion of the Commitment Parties’ commitments hereunder to a group of banks, financial institutions and other institutional lenders identified by the Commitment Parties in consultation with you and reasonably acceptable to you (your consent not to be unreasonably withheld or delayed), including any relationship lenders designated by you in consultation with the Commitment Parties (together with the Initial Lenders, the “Lenders”); provided, that, notwithstanding each Commitment Party’s right to syndicate the Facilities and receive commitments with respect thereto, the Commitment Parties may not assign all or any portion of their commitments hereunder until after the Closing Date (other than an assignment to an additional Initial Lender as provided in Section 2 above, and upon designation of such Additional Agent (or its affiliate) as an Initial Lender pursuant to the immediately preceding paragraph, in respect of the amount allocated to such Additional Agent) and, unless you agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments, including all rights with respect to consents, modifications, waivers and amendments, until the Closing Date has occurred.  Notwithstanding the foregoing, the Commitment Parties will not syndicate to those banks, financial institutions and other institutional lenders and competitors of the Company and its subsidiaries separately identified in writing by you or the Sponsor to us prior to the date hereof (or in respect of any competitors of the Company and its subsidiaries that are operating companies, separately identified in writing by you or the Sponsor prior to the commencement of general syndication of the Commitment Parties’ commitments hereunder) (“Disqualified Lenders”). Without limiting your obligations to assist with syndication efforts as set forth below, it is understood that the Initial Lenders’ commitment hereunder are not subject to commencement or completion of syndication of the Facilities.

The Commitment Parties intends to commence syndication efforts promptly after your acceptance of this Commitment Letter and as part of such syndication efforts, it is the Commitment Parties’ intent to have Lenders commit to the Facilities prior to the Closing Date.  You agree to use your commercially reasonable efforts to assist the Commitment Parties in completing a syndication that is reasonably satisfactory to it and you until the date that is the earlier of (a) 30 days after the Closing Date and (b) the date on which a successful syndication (as defined in the Fee Letter) is achieved (such earlier date, the “Syndication Date”).  Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Sponsor and, to the extent practical and appropriate, the Company, (b) facilitating direct contact between senior management of you (and your using commercially reasonable efforts to arrange for direct contact between your representatives and non-legal advisors and senior management, representatives and non-legal advisors of the Sponsor and the Company) and the proposed Lenders at times and locations mutually agreed upon, (c) your assistance (and your using commercially reasonable efforts to cause the Sponsor and the Company to assist) in the preparation, at least 15 business days prior to the Closing Date (excluding any dates deemed not to be business days or included in “blackout periods” referred to in paragraph 7 of Exhibit F hereto), of customary confidential information memoranda (“Confidential Information Memoranda”) for the Senior Secured Bridge Loans and other customary marketing materials to be used in connection with the syndications (all of which shall be in form and substance consistent with confidential information memoranda in recent transactions sponsored by the Sponsor), (d) using your commercially reasonable efforts to procure corporate ratings (but no specific rating) for the Borrower and ratings (but no specific rating) for the Senior Secured Notes, in each case, from each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., and (e) the hosting, with the Commitment Parties, of one or more meetings of prospective Lenders at times and locations mutually agreed upon (or conference calls, based on the number of anticipated lenders that are to attend the meeting, the time and travel requirements of management to attend such meetings and market conditions).  During the primary syndications of the

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Facilities on or prior to the Syndication Date, (i) you will ensure that there will not be any competing issues of debt securities or syndicated credit facilities of you or your subsidiaries and you will use commercially reasonable efforts to cause the Company to ensure that there will not be any competing issues of debt securities or syndicated credit facilities of the Company or any of its subsidiaries (in each case, other than the Senior Secured Notes or any debt securities issued in lieu of the Senior Secured Notes or any secured notes issued as contemplated by the Fee Letter or with our consent) being offered, placed or arranged that would impair the primary syndication of the Facilities (it being understood that (1) replacements, extensions and renewals of existing indebtedness of the Company and its subsidiaries that mature prior to the Closing Date, (2) replacements, extensions and renewals of existing indebtedness of the Company and its subsidiaries that mature on or after the Closing Date, but prior to one year from the date hereof in an amount to be agreed, (3) indebtedness of the Company and its subsidiaries incurred in the ordinary course of business and (4) any indebtedness of the Company and its subsidiaries permitted under the Merger Agreement as in effect on the date hereof) shall in each case not be subject to this clause (i)) and (ii) you agree to use your commercially reasonable efforts to prepare and provide (and to use commercially reasonable efforts to cause the Sponsor and the Company to provide) promptly to the Commitment Parties all available customary information with respect to you, the Company and each of your and its respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections relating to the Company and its subsidiaries (including financial estimates, forecasts and other forward-looking information) (the “Projections”), as the Commitment Parties may reasonably request.  For the avoidance of doubt, you will not be required to provide any information to the extent that the provision thereof would violate any attorney-client privilege, law, rule or regulation, or any agreement containing an obligation of confidentiality (to the extent such agreement is not created in contemplation hereof and provided that, to the extent permitted by such agreement, you notify us that such information is being withheld pursuant to such agreement) binding you, the Company or your or its respective affiliates.  Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, (i) neither the obtaining of the ratings referenced above nor the compliance with any of the other provisions set forth in clauses (a) through (e) above or any other provision of this paragraph shall constitute a condition to the commitments hereunder or the funding of the Facilities on the Closing Date or at any time thereafter and (ii) neither the commencement nor the completion of the syndication of the Facilities shall constitute a condition precedent to the Closing Date.

The Commitment Parties will, in consultation with you, manage all aspects of any syndication, including decisions as to the selection of institutions to be approached (with your consent not to be unreasonably withheld and excluding Disqualified Lenders) and when they will be approached, when their commitments will be accepted, which institutions will participate (with your consent not to be unreasonably withheld and excluding Disqualified Lenders), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders.

4.                                      Information.

You hereby represent and warrant that (but the accuracy of which representation and warranty shall not be a condition to the commitments hereunder or the funding of the Facilities on the Closing Date) (a) (with respect to the Company and its subsidiaries, to the best of your knowledge) all written information and written data (such information and data, other than (i) the Projections and (ii) information of a general economic or general industry nature, the “Information”) that have been or will be made available to the Commitment Parties by you or the Sponsor or any of your or their respective representatives, taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after

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giving effect to all supplements and updates thereto) and (b) the Projections that have been or will be made available to the Commitment Parties by you, the Company, the Sponsor or any of your or their respective representatives have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made; it being understood that any such financial projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ and that such differences may be material.  You agree that, if at any time prior to the Syndication Date, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly notify us and use commercially reasonable efforts to promptly supplement the Information and the Projections so that (to the best of your knowledge, with respect to the Company and its subsidiaries) such representations will be correct in all material respects under those circumstances, it being understood in each case that such supplementation shall cure any breach of such representation.  In arranging and syndicating the Facilities, the Lead Arrangers will be entitled to use and rely on the Information and the Projections without responsibility for independent verification thereof.  We will have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of you, the Borrower, the Company or any other party or to advise or opine on any related solvency issues.

You hereby acknowledge that (a) the Lead Arrangers will make available Information and Projections to the proposed syndicate of Lenders and (b) certain of the Lenders may be “public side” Lenders (i.e. Lenders that do not wish to receive material non-public information with respect to the Company, its subsidiaries or its securities) (each, a “Public Lender”).  You hereby acknowledge that the Commitment Parties will make available Information, Projections and other offering and marketing material and presentations, including confidential information memoranda to be used in connection with the syndication of the Facilities to the proposed syndicate of Lenders, by posting the Information and Projections on Intralinks, SyndTrak Online or by similar electronic means (collectively, the “Platform”).  At the request of the Lead Arrangers, you agree to assist us in preparing an additional version of each Confidential Information Memorandum to be used by Public Lenders.  The information to be included in the additional version of each Confidential Information Memorandum will consist exclusively of information and documentation that is either (x) publicly available (or could be derived from publicly available information) or (y) not material with respect to you, the Company, your or its respective subsidiaries or your or its securities for purposes of United States federal and state securities laws.  It is understood that in connection with your assistance described above, (a) customary authorization letters will be included in each Confidential Information Memorandum that authorize the distribution of such Confidential Information Memorandum to prospective Lenders, contain customary representations confirming that the public-side version does not include material non-public information about you, the Company, your or its respective subsidiaries or your or its securities, and the Confidential Information Memorandum will exculpate us with respect to any liability related to the use of the contents of such Confidential Information Memorandum or any related marketing material by the recipients thereof and exculpate you, the Sponsor, the Company and your and their respective affiliates with respect to any liability related to the misuse of the contents of such Confidential Information Memorandum or any related marketing material by the recipients thereof; (b) the public information shall include the following information except to the extent you notify us to the contrary and provided that you shall have been given a reasonable opportunity to review such documents and comply with the U.S. Securities and Exchange Commission disclosure requirements (and such public information is permitted to be made available to all prospective Lenders, including through a Platform designated “Public Lenders”):  (i) drafts and final definitive documentation with respect to the Facilities, (ii) administrative materials prepared by the Commitment Parties for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda) and (iii) notification of changes in the terms of the Facilities; (c) at our request, you shall identify information to be distributed to Public Lenders by clearly and conspicuously marking

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the same as “PUBLIC” (it being understood that you shall not otherwise be under any obligation to mark Information as “PUBLIC”); and (d) we shall be entitled to treat any Information and Projections that are not specifically identified as “Public” as being suitable only for posting on a portion of the Platform not designated Public Lenders.

5.                                      Fees.

As consideration for the commitment of the Initial Lenders hereunder and the Lead Arrangers’ agreement to perform the services described herein, you agree to pay the fees set forth in this Commitment Letter and in the confidential Fee Letter dated the date hereof and delivered herewith with respect to the Facilities (the “Fee Letter”).  Once paid, such fees shall not be refundable under any circumstances, except as otherwise contemplated by the Fee Letter.

6.                                      Conditions Precedent.

The commitments of the Initial Lenders hereunder and the Lead Arrangers’ agreement to perform the services described herein are subject only to (a) the execution and delivery by the Borrower (and Guarantors, as applicable) to the Offshore Bank Administrative Agent of definitive documentation with respect to the Offshore Revolving Facility and, if applicable, to the Secured Bridge Administrative Agent with respect to the Senior Secured Bridge Facility, to the Cash Bridge Administrative Agent with respect to the Cash Bridge Facility and to the Onshore Bank Administrative Agent with respect to the Onshore Revolving Facility (collectively, the “Facilities Documentation”), in each case, which shall be consistent with the applicable Term Sheet and the Documentation Principles and shall be subject to the Certain Funds Provision (as defined below) and (b) the conditions set forth in Exhibit F (clauses (a) and (b) collectively, the “Funding Conditions”); it being understood that there are no conditions (implied or otherwise) to the commitments hereunder (including compliance with the terms of this Commitment Letter, the Fee Letter and the Facilities Documentation) other than the Funding Conditions that are expressly stated to be conditions to the initial funding under the Facilities on the Closing Date (and upon satisfaction or waiver of such conditions, the initial funding under the Facilities shall occur).

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties the making or accuracy of which shall be a condition to availability of the Facilities on the Closing Date shall be (A) such of the representations and warranties made by the Company with respect to itself and its direct or indirect subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that you or your affiliates have the right pursuant to the Merger Agreement to terminate your (or their) obligations to consummate the Acquisition (or the right pursuant to the Merger Agreement not to consummate the Acquisition) as a result of a breach of such representations and warranties (the “Specified Merger Agreement Representations”), and (B) the Specified Representations (as defined below) made by the Borrower and the Guarantors in the Facilities Documentation and (ii) the terms of the Facilities Documentation and the Closing Deliverables shall be in a form such that they do not impair availability of the Facilities on the Closing Date if the Funding Conditions are satisfied (it being understood that, to the extent the provision of any Guarantee or Collateral required by the Offshore Revolving Facility Documentation, the Senior Secured Bridge Loan Documents, the Cash Bridge Loan Documents and the Offshore Revolving Facility Documentation (other than any Guarantee from a subsidiary organized in the Cayman Islands, United States, British Virgin Islands, Japan and the Hong Kong Special Administrative Region of the People’s Republic of China and other than assets with respect to which a lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code (or, with respect to the Borrower and any Guarantor organized in the Hong Kong Special Administrative Region of the People’s Republic of China, the foreign equivalent thereof) and the

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delivery of stock certificates of the Borrower and material (to be defined in a manner to be agreed) wholly-owned restricted subsidiaries (organized in the United States, the Cayman Islands and, to the extent permitted by applicable laws, rules and requirements, other material jurisdictions)) is not or cannot be provided or perfected on the Closing Date after your use of commercially reasonable efforts to do so or without undue burden or expense, the provision of such Guarantee and/or Collateral and/or perfection of such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date, but shall be required to be provided and/or perfected within 90 days after the Closing Date (subject to extensions by the applicable Administrative Agent in its reasonable discretion).  For purposes hereof, “Specified Representations” means the representations and warranties of the Borrower and the Guarantors as of the Closing Date (after giving effect to the Acquisition) set forth in the Facilities Documentation relating to organizational power and authority (as to execution, delivery and performance of the applicable Facilities Documentation); the due authorization, execution, delivery and enforceability of the applicable Facilities Documentation; Federal Reserve margin regulations; the Investment Company Act; the creation, validity and perfection of security interests in the Collateral to be perfected on the Closing Date (subject to permitted liens and the limitations set forth in the preceding sentence); no conflicts of the applicable Facilities Documentation with charter documents of the Borrower or the Guarantors as of the Closing Date; solvency as of the Closing Date (after giving effect to the Transactions) of the Borrower and its restricted subsidiaries on a consolidated basis (to be determined in a manner consistent with the solvency certificate to be delivered in the form set forth in Annex I attached to Exhibit F); PATRIOT ACT, Trading with the Enemy Act, FCPA and OFAC (as applicable in the United States and the foreign equivalent in the Cayman Islands).  This paragraph shall be referred to herein as the “Certain Funds Provision”.

7.                                      Indemnification; Expenses.

You agree (a) to indemnify and hold harmless each of the Commitment Parties and each of their respective affiliates and controlling persons and the respective officers, directors, employees, successors, partners, agents, advisors and representatives of each of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of, resulting from or in connection with this Commitment Letter, the Fee Letter, the Transactions or the Facilities, or any claim, litigation, investigation or proceeding (any of the foregoing, an “Action”) relating to any of the foregoing and regardless of whether brought by you or any of your affiliates or any other person or against any person, including the Company, its security holders and its other affiliates, regardless of whether any such Indemnified Person is a party thereto, and to reimburse each such Indemnified Person within 30 days after receipt of a written request together with reasonably detailed backup documentation for any reasonable legal (limited to one counsel for all Indemnified Persons taken as a whole and, if reasonably necessary, a single local counsel for all Indemnified Persons taken as a whole in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Persons similarly situated as a whole) or other reasonable out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses (i) to the extent resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any Related Indemnified Person (as defined below) of such Indemnified Person, (ii) to the extent arising from a material breach of the obligations of such Indemnified Person or any of its Related Indemnified Persons under this Commitment Letter, the Fee Letter or the Facilities Documentation (in the case of each of preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (iii) to the extent arising from any dispute solely among Indemnified Persons other than claims against any Commitment Party in its capacity or in fulfilling its role as an Administrative Agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission on the part of you or your affiliates, and (b) to reimburse the Commitment

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Parties and each Indemnified Person from time to time, upon presentation of a summary statement, together with any supporting documentation reasonably requested by you, for all reasonable and documented out-of-pocket expenses (including but not limited to out-of-pocket expenses of the Commitment Parties’ due diligence investigation, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel to the Commitment Parties identified in the Term Sheets (and you acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto) and, if necessary, of a single local counsel to the Commitment Parties in the Cayman Islands, United States, Japan, Singapore, the People’s Republic of China, the Hong Kong Special Administrative Region of the People’s Republic of China and any other jurisdiction where a Guarantor is organized (other than jurisdictions of organization for immaterial Guarantors (to be mutually agreed)), in each case incurred in connection with the Facilities and the preparation of this Commitment Letter, the Fee Letter, the Facilities Documentation and any security arrangements in connection therewith (collectively, the “Expenses”); provided, that you shall not be required to reimburse any of the Expenses in the event the Closing Date does not occur.  Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person or any other party hereto (or their affiliates) shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from (in each case as finally determined by a court of competent jurisdiction in a final and non-appealable judgment) the willful misconduct, bad faith or gross negligence of such Indemnified Person, any Related Indemnified Person or such other party hereto (or any of its affiliates), as applicable, of any of the foregoing, and (ii) neither (x) any Indemnified Person or any of its Related Indemnified Persons, nor (y) you shall be liable for any indirect, special, punitive or consequential damages (in the case of clause (y), other than in respect of any such damages required to be paid by an Indemnified Person to a third party (including another Indemnified Person)) in connection with this Commitment Letter, the Facilities, the Transactions (including the Facilities and the use of proceeds thereunder), or with respect to any activities related to the Facilities.  No Indemnified Person seeking indemnification or reimbursement under this Commitment Letter will, without your prior written consent (not to be unreasonably withheld, delayed or conditioned), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Action referred to herein.  Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested in accordance with this Commitment Letter that you reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Action, you shall be liable for any settlement of any Action effected without your written consent if (a) such settlement is entered into more than 30 days after receipt by you of such request for reimbursement and (b) you shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement.  You shall not, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened Action against such Indemnified Person in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such Action and (ii) does not include any statement as to any admission of fault.

For purposes hereof, a “Related Indemnified Person” of an Indemnified Person means (1) any controlling person or affiliate of such Indemnified Person, (2) the respective directors, officers, partners, successors, advisors or employees of such Indemnified Person or any of its controlling persons or controlled affiliates and (3) the respective agents or representatives of such Indemnified Person or any of its controlling persons or affiliates.

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8.                                      Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that the Commitment Parties and their affiliates may be providing debt financing, equity capital or other services (including, without limitation, investment banking and financial advisory services, securities trading, hedging, financing and brokerage activities and financial planning and benefits counseling) to other companies in respect of which you may have conflicting interests.  We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies (except as contemplated below).  You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us or any of our respective affiliates from other companies.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any Commitment Party is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether such Commitment Party has advised or is advising you on other matters, (b) the Commitment Party, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of such Commitment Party and you waive, to the fullest extent permitted by law, any claims you may have against us for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the Transactions and agree that we will have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including equity holders, employees or creditors, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter and you have consulted with your own legal and financial advisors to the extent you have deemed appropriate and (d) you have been advised that each Commitment Party and its affiliates is engaged in a broad range of transactions that may involve interests that differ from your interests and that no Commitment Party has an obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship.  In addition, the Commitment Parties may employ the services of their respective affiliates in providing certain services hereunder and may exchange with such affiliates information concerning you and the Company and other companies in the industry of the Company, and such affiliates shall be entitled to the benefits afforded to, and subject to the obligations of, the Commitment Parties hereunder.  You acknowledge and agree that we have not provided you with legal, tax or accounting advice and that you have obtained such independent advice from your own advisors.

You further acknowledge that each Commitment Party and its affiliates is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, each Commitment Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Borrower, the Company and its subsidiaries and other companies with which you, the Borrower, the Sponsor or the Company or its subsidiaries may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by the Commitment Parties, their affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

You acknowledge that Citi is providing financial advisory services to you in connection with the Acquisition and hereby waive any potential conflict of interest that may arise with respect thereto.

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9.                                      Assignments; Amendments; Governing Law, Etc.

This Commitment Letter, the Fee Letter and the commitments hereunder shall not be assignable by any party hereto (except (i) by you on the Closing Date to the ultimate borrower(s) under the Facilities or prior to the Closing Date, to a newly-formed shell entity so long as any such entity is organized under the laws of the Cayman Islands (or any other jurisdiction consented to by the Commitment Parties) and is directly or indirectly controlled by the Sponsor including, in each case, to the extent such assignment occurs as a matter of law pursuant to the merger of you or your subsidiaries with the Company and its subsidiaries at the closing of the Acquisition as contemplated by the Merger Agreement and (ii) by the Commitment Parties to any of their designated affiliates; provided, that in the case of this clause (ii), such assignment does not release a Commitment Party from its funding obligations with respect to its commitments and that funding of the Facilities will be a joint and several obligation of each Commitment Party and each such assignee affiliate) without the prior written consent of each other party hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons) and is not intended to create a fiduciary relationship among the parties hereto.  Subject to the limitations set forth in Section 3, any and all services to be provided by the Commitment Parties hereunder may be performed by or through any of its affiliates or branches and the provisions of Section 7 shall apply with equal force and effect to any such entities so performing any such duties or activities.  This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Commitment Parties and you.  This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or by “.pdf” or similar electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.  You acknowledge that information and documents relating to the Facilities may be transmitted through SyndTrak, Intralinks, the internet, e-mail, or similar electronic transmission systems, and, notwithstanding anything herein to the contrary, that the Commitment Parties shall not be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner unless resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment, of such Commitment Party or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, agents, representatives, successors or assigns of any of the foregoing.  This Commitment Letter, together with the Fee Letter, supersedes all prior understandings, whether written or oral, among us with respect to the Facilities and sets forth the entire understanding of the parties hereto with respect thereto.  THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided, however, that whether the merger of Merger Sub with and into the Company has been consummated as contemplated by the Merger Agreement shall be determined in accordance with the Cayman Islands Companies Law.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including the good faith negotiation of the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being understood and agreed that the commitments provided hereunder by the Commitment Parties and the funding of the Facilities are subject only to the Funding Conditions.

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10.                               WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

11.                               Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of (i) any New York State court or Federal court of the United States of America sitting in City of New York, Borough of Manhattan, and any appellate court from any court thereof, as to any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, and further agrees to not commence any such suit, action or proceeding other than in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any court in which such venue may be laid in accordance with clause (a) of this sentence, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses set forth above shall be effective service of process against such party for any suit, action or proceeding brought in any such court.

12.                               Confidentiality.

This Commitment Letter is delivered to you on the understanding that none of this Commitment Letter or the Fee Letter or their terms or substance shall be disclosed, directly or indirectly, to any other person or entity (including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to the Sponsor and any other Investors that are institutional investors and to your and their respective officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors and on a confidential basis, (b) if the Commitment Parties consent to such proposed disclosure, (c) you may disclose the Term Sheets and the existence of this Commitment Letter to any rating agency in connection with the Transactions or (d) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case you agree to inform us promptly thereof to the extent lawfully permitted to do so); provided that (i) you may disclose this Commitment Letter and the contents thereof (but not the Fee Letter and the contents thereof, except on a redacted basis as to the amount or percentages of any fees, market flex provisions, securities demand and pricing caps) to the Company and its officers, directors, employees, attorneys, accountants, agents and advisors, on a confidential basis, (ii) you may disclose the Fee Letter and the contents thereof as part of generic disclosure regarding fees and expenses in connection with any syndication of the Facilities or prospectus or offering memorandum related to the Senior Secured Notes (or any debt securities issued in lieu of the Senior Secured Notes), or to the Company and its officers, directors, employees, attorneys, accountants, agents and advisors to confirm the absence of additional conditions precedent to the funding of the Facilities and the absence of any “flex” or similar terms that would decrease the amount of the

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Facilities (but in each case within this clause (ii), without disclosing any specific fees set forth therein), or on a redacted basis or for customary accounting purposes, including accounting for deferred financing costs, (iii) in consultation with us, you may disclose this Commitment Letter and the Fee Letter (after this Commitment Letter and the Fee Letter have been accepted by you) on a confidential basis to any prospective Additional Agent or affiliate thereof and (iv) you may disclose this Commitment Letter and the contents hereof (but not the Fee Letter and the contents thereof) in any syndication of the Facilities or in any prospectus or other offering memorandum related to the Senior Secured Notes (or any debt securities issued in lieu of the Senior Secured Notes) or in any proxy statement or other public filing in connection with the Acquisition.  Your obligations under this paragraph with regard to this Commitment Letter (but not the Fee Letter) shall terminate on the earlier of (x) the second anniversary of the date hereof and (y) the date that is one year following the termination of this Commitment Letter in accordance with its terms.

Each Commitment Party agrees that it and its affiliates will use all confidential information provided to it or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent a Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case such Commitment Party, to the extent permitted by law, agrees to inform you promptly thereof), (b) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees to inform you promptly thereof prior to such disclosure, unless such Commitment Party is prohibited by applicable law from so informing you, or except in connection with any request as part of a regulatory examination), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates in violation of this Commitment Letter, (d) to the extent that such information is received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you, the Company, the Borrower or the Sponsor, (e) to the extent that such information is independently developed by such Commitment Party so long as not based on information obtained in a manner that would otherwise violate this provision, (f) to such Commitment Party’s affiliates and their employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information and their obligation to keep information of this type confidential, (g) to prospective Lenders, participants or assignees or any potential counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its subsidiaries or any of their respective obligations, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph), (h) for purposes of establishing a “due diligence” defense or (i) information supplied on a customary basis to ratings agencies in connection with the Transactions; provided that (i) the disclosure of any such information to any Lenders or prospective Lenders or participants or assignees or prospective participants or assignees referred to above shall be made subject to the acknowledgement and acceptance by such Lender or prospective Lender or assignee or participant or prospective assignee or participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and such Commitment Party, including, without limitation, as agreed in any marketing materials for the Facilities) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information and (ii) no disclosure shall be made by such Commitment Party to any Disqualified Lender.  Each Commitment Party’s obligations under this paragraph shall terminate on the earlier of (x) the second anniversary of the date hereof and (y) the date that is one year following the termination of this Commitment Letter in accordance with its terms and shall otherwise automatically terminate and be

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superseded by the confidentiality provisions in the definitive documentation relating to each of the Facilities upon the execution and delivery of the definitive documentation therefor.

13.                               Surviving Provisions.

The indemnification, confidentiality, payment of fees, syndication, no fiduciary duty, jurisdiction, venue, governing law and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Initial Lenders’ commitment hereunder and the Lead Arrangers’ agreement to provide the services described herein; provided that your obligations under this Commitment Letter, other than those relating to confidentiality and to the syndication of the applicable Facility (if such Facilities have been funded), shall automatically terminate and be superseded by the definitive documentation relating to such Facility upon the initial funding under such Facility, and you shall be released from all liability in connection therewith at such time.  You may terminate this Commitment Letter and/or the Initial Lenders’ commitments with respect to the Facilities (or a portion thereof) hereunder at any time subject to the provisions of the preceding sentence.

14.                               Patriot Act Notification.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), each Commitment Party and each Lender is required to obtain, verify and record information that identifies the Borrower and Guarantors, which information includes the name, address, tax identification number and other information regarding the Borrower and Guarantors that will allow such Commitment Party or such Lender to identify the Borrower and Guarantors in accordance with the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Commitment Parties and each Lender.  You hereby acknowledge and agree that the Commitment Parties shall be permitted to share any or all such information with the Lenders.

15.                               Acceptance and Termination.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to the Lead Arrangers executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York City time, on October 18, 2013.  Each Commitment Party’s respective commitments hereunder and agreements contained herein will expire at such time in the event that the Lead Arrangers have not received such executed counterparts in accordance with the immediately preceding sentence.  In the event that either (x) the initial borrowing in respect of the Facilities does not occur on or before 11:59 p.m., New York City time, on July 17, 2014, (y) the Merger Agreement is validly terminated prior to consummation of the Acquisition, then this Commitment Letter and the commitments and undertakings of the Commitment Parties hereunder shall automatically terminate (unless the Commitment Parties shall, in their discretion, agree in writing to a further extension of such time); provided that the termination of any commitment pursuant to this paragraph does not prejudice our or your rights and remedies in respect of any breach of this Commitment Letter.  Additionally, the commitment of the Commitment Parties with respect to the Senior Secured Bridge Facility shall terminate in the event the Acquisition is consummated without any borrowings under the Senior Secured Bridge Facility, and the commitment of the Commitment Parties with respect to the Cash Bridge Facility shall terminate with respect to any portion of the Cash Bridge Facility in the event the Acquisition is consummated without use of such commitments under the Cash Bridge Facility.

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The Commitment Parties are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours,

[signature pages follow]

BANK OF AMERICA, N.A.

By	/s/ Matthew A. Curtin
Name: Matthew A. Curtin
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Matthew A. Curtin
Name: Matthew A. Curtin
Title: Managing Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

CITIGROUP GLOBAL MARKETS ASIA LIMITED
By	/s/ Asghar Ali
Name: Asghar Ali
Title: Managing Director

CITIBANK, N.A.
By	/s/ Asghar Ali
Name: Asghar Ali
Title: Authorized Signatory

[SIGNATURE PAGE TO COMMITMENT LETTER]

HSBC SECURITIES (USA) INC.

By	/s/ Robert Lipps
Name: Robert Lipps
Title: Managing Director

HSBC BANK USA, N.A.

By	/s/ Robert Lipps
Name: Robert Lipps
Title: Managing Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

HSBC BANK (CHINA) COMPANY LIMITED BEIJING BRANCH, 汇丰银行（中国）有限公司北京分行。

By	/s/ Alex Wat
Name: Alex Wat
Title: Branch Manager

By	/s/ Eric Sun
Name: Eric Sun
Title: Vice President, Commercial Banking

[SIGNATURE PAGE TO COMMITMENT LETTER]

Accepted and agreed to as of
the date first above written:

BCP (SINGAPORE) VI CAYMAN FINANCING CO. LTD.

By
Name:
Title:

[SIGNATURE PAGE TO COMMITMENT LETTER]

CONFIDENTIAL	EXHIBIT A

Project Galaxy

Senior Secured Offshore Revolving Credit Facility
Senior Secured Increasing Rate Bridge Facility

Senior Secured Cash Bridge Facility

Senior Secured Onshore Revolving Credit Facility
Transaction Description(1)

It is intended that:

(a)           a new entity formed at the direction of the Sponsor will directly or indirectly acquire (the “Acquisition”) the Company pursuant to an Agreement and Plan of Merger, dated as of October 17, 2013 (as amended and in effect from time to time, and including all Schedules and Exhibits thereto, the “Merger Agreement”), among BCP (Singapore) VI Cayman Acquisition Co. Ltd. (“Parent”), Newco, Merger Sub and the Company;

(b)           the Sponsor and other investors (including certain members of management of the Company)  (collectively, the “Investors”) will directly or indirectly contribute to the Borrower an aggregate amount of cash and rollover equity in Parent (or other direct or indirect parent company of the Company) (which, to the extent in respect of any equity of Holdings or the Borrower other than common stock, shall be on terms reasonably acceptable to the Lead Arrangers) that represents not less than 40% of the sum (such sum, the “Acquisition Capitalization”) of (1) the amount of such cash contribution and fair market value of rollover equity, in each case on the Closing Date (as defined below) (collectively, the “Equity Contribution”), (2) the aggregate gross proceeds received from loans borrowed under the Offshore Revolving Facility on the Closing Date to the extent funding the Transactions or fees and expenses relating to the Transactions, (3) the aggregate gross proceeds received from the Senior Secured Notes issued and/or the aggregate gross proceeds received from the Senior Secured Bridge Loans borrowed by the Borrower, as applicable and (4) the aggregate principal amount of any other indebtedness for borrowed money incurred to fund any portion of (or assumed in connection with) the Transactions (as defined below) (in each case, excluding (i) any loans under the Offshore Revolving Facility or Onshore Revolving Facility to fund original issue discount, upfront fees and working capital needs, (ii) any increase in the aggregate gross proceeds received from the Senior Secured Notes and/or Senior Secured Bridge Loans to fund original issue discount or upfront fees with respect to the Senior Secured Notes or any Securities on the Closing Date, (iii) any amount of the proceeds received from the Senior Secured Notes and/or Senior Secured Bridge Loans to the extent funded onto the balance sheet of the Borrower for general corporate purposes (and not used to fund the Transactions), (iv) the aggregate gross proceeds received from the Offshore Cash Bridge Facility (as defined below) borrowed by the Borrower to the extent such proceeds do not exceed the amount of cash held by the Borrower and its restricted subsidiaries that are not established or organized in the PRC (as defined below) (such subsidiaries, the “Offshore Subsidiaries”) in Controlled Offshore Cash Bridge Accounts on the Closing Date, and (v) the aggregate gross proceeds received from the Onshore Cash Bridge Facility (as defined below) borrowed by the Borrower to the extent such proceeds do not exceed the amount of cash held by the restricted subsidiaries of the Borrower that are established or organized in the PRC (such subsidiaries, the “Onshore Subsidiaries”) that will be deposited into Designated Onshore Cash Bridge Accounts (net of any applicable withholding taxes and any other deductions that will be applied to such cash prior to the

(1)  All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto.  In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

A-1

Offshore Borrower using such cash to repay the Onshore Cash Bridge Facility) within 5 business days after the Closing Date; provided that after giving effect to the Transactions Parent will own, directly or indirectly, 100% of the voting and economic interests in the Company and the Sponsor will control at least 50.1% of the voting and economic equity interests in Parent;

(c)                                  the Borrower will obtain a $30 million senior secured multi-currency revolving credit facility (the “Offshore Revolving Facility”), having the terms set forth in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Offshore Revolving Facility Term Sheet”);

(d)                                 the Borrower will, at its option, either (i) issue an aggregate principal amount of its senior secured notes (the “Senior Secured Notes”) generating up to $275 million in gross proceeds in a Rule 144A or other private placement or (ii) to the extent the Borrower does not receive such amount of gross proceeds of Senior Secured Notes on the Closing Date, borrow up to $275 million (minus the amount of gross proceeds from any Senior Secured Notes issuance) of senior secured increasing rate loans (the “Senior Secured Bridge Loans”) under a new senior secured credit facility (the “Senior Secured Bridge Facility”) described in the Summary of Principal Terms and Conditions attached hereto as Exhibit C (the “Senior Secured Bridge Term Sheet”) and which may, under their terms, be converted to term loans (“Senior Secured Term Loans” or exchanged for debt securities (“Senior Secured Exchange Notes”), in each case, maturing 7 years after the Closing Date;

(e)                                  the Borrower will borrow up to $70 million of cash bridge loans to be repaid with cash proceeds made available to the Borrower by certain subsidiaries of the Company established or organized in the People’s Republic of China (excluding Hong Kong, Macau and Taiwan) (“PRC”) (the “Onshore Cash Bridge Facility”) and cash proceeds made available to the Borrower by certain other subsidiaries of the Company established or organized in jurisdictions other than the PRC (the “Offshore Cash Bridge Facility”) (the Onshore Cash Bridge Facility together with the Offshore Cash Bridge Facility, the “Cash Bridge Facility”) under a new senior secured credit facility (together with the Senior Secured Bridge Facility, the “Bridge Facilities”) described in the Summary of Principal Terms and Conditions attached hereto as Exhibit D (the “Cash Bridge Term Sheet”) and which shall, in accordance with their terms, with respect to Offshore Bridge Facility, mature within three months of the Closing Date, and with respect to the Onshore Bridge Facility, mature within eleven months of the Closing Date; and

(f)                                   certain subsidiaries of the Company established or organized in the PRC will obtain a senior secured revolving credit facility in an amount of RMB equivalent to US$20 million (the “Onshore Revolving Facility”; the Onshore Revolving Facility, together with the Bridge Facilities and the Offshore Revolving Facility, the “Facilities”), having the terms set forth in the Summary of Principal Terms and Conditions attached hereto as Exhibit E (the “Onshore Revolving Facility Term Sheet”).

The transactions described above, together with the transactions related thereto (including the payment of fees, commissions and expenses in connection with the foregoing), are collectively referred to herein as the “Transactions.” This Exhibit A, the Offshore Revolving Facility Term Sheet, the Senior Secured Bridge Term Sheet, the Cash Bridge Term Sheet, the Onshore Revolving Facility Term Sheet and the Additional Conditions Precedent attached hereto as Exhibit F (the “Additional Conditions”) are collectively referred to herein as the “Term Sheets.”  For purposes of this Commitment Letter, “Closing Date” shall mean the date of initial availability of funds under the Offshore Revolving Facility and the Senior Secured Bridge Facility (and/or the issuance of the Senior Secured Notes or other Securities in lieu thereof) and the consummation of the Acquisition.

A-2

CONFIDENTIAL	EXHIBIT B

Project Galaxy
Senior Secured Offshore Revolving Credit Facility
Summary of Principal Terms and Conditions(2)

Borrower:

Newco (the “Borrower”); provided that Newco may designate one or more subsidiaries of Newco reasonably acceptable to the Lead Arrangers and established or organized outside of the PRC as co-borrowers (each, a “Co- Borrower”).

Administrative Agent:

Bank of America will act as sole and exclusive administrative agent (in such capacity, the “Offshore Bank Administrative Agent”) and collateral agent for a syndicate of banks, financial institutions and institutional lenders reasonably acceptable to the Borrower (such consent not to be unreasonably withheld or delayed) excluding any Disqualified Lender (together with the Initial Lenders, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunners and Joint Lead Arrangers:

Merrill Lynch, Citi and HSBC Securities will act as joint lead arrangers for the Offshore Revolving Facility (in such capacity, the “Lead Arrangers”) and Merrill Lynch, Citi and HSBC Securities will act as joint bookrunners, and will perform the duties customarily associated with such roles.

Offshore Revolving Credit Facility:

A senior secured multi-currency revolving credit facility in an aggregate principal amount (or, if applicable, the equivalent amount thereof converted to U.S. dollars) of $30 million (the “Offshore Revolving Facility”), of which up to an amount to be agreed will be available in the form of letters of credit. Amounts under the Offshore Revolving Facility will be available for utilization in U.S. dollars, Singapore dollars, Hong Kong dollars, Japanese Yen, Australian dollars, Euro and such other currencies as are to be agreed with the Commitment Parties.

In connection with the Offshore Revolving Facility, the Offshore Bank Administrative Agent (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings of up to an amount to be agreed. Except for purposes of calculating the Commitment Fee

(2)  All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto.  In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

described below, any such swingline borrowings will reduce availability under the Offshore Revolving Facility on a dollar-for-dollar basis.

Each Lender under the Offshore Revolving Facility shall, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

If any Lender becomes a Defaulting Lender (as defined below) then the swingline exposure of such Defaulting Lender will automatically be reallocated among the non-Defaulting Lenders pro rata in accordance with their commitments under the Offshore Revolving Facility up to an amount such that the revolving credit exposure of such non-Defaulting Lender does not exceed its commitments. In the event such reallocation does not fully cover the exposure of such Defaulting Lender, the Swingline Lender may require the Borrower to repay such “uncovered” exposure in respect of the swingline loans and will have no obligation to make new swingline loans to the extent such swingline loans would exceed the commitments of the non-Defaulting Lenders.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within one business day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Offshore Bank Administrative Agent, any Issuing Bank (as defined below) or any other Lender any other amount required to be paid by it hereunder within one business day of the date when due; (iii) a Lender has notified the Borrower or the Offshore Bank Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Offshore Revolving Facility or under other agreements in which it commits to extend credit; (iv) a Lender has failed, within three business days after request by the Offshore Bank Administrative Agent, to confirm that it will comply with its funding obligations under the Offshore Revolving Facility or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender- Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof.

Incremental Facilities:

The Offshore Revolving Facility Documentation will permit the Borrower to (a) add one or more incremental term loan facilities to the Offshore Revolving Facility Documentation (each, an “Incremental Term Facility”), and (b) add one or more revolving credit facilities and/or increase commitments under the Offshore Revolving Facility (any such revolving credit facility or increase, an “Incremental Offshore Revolving Facility”; the Incremental Term Facilities and the Incremental Offshore Revolving Facilities are collectively referred to as “Incremental Facilities”) in an aggregate principal amount up to (x) $75 million (or, if applicable, the equivalent amount thereof converted to U.S. dollars) minus the aggregate principal amount of Incremental Onshore Facilities incurred under Exhibit E, plus (y) an unlimited additional amount; provided that, in the case of this clause (y), after giving pro forma effect to the incurrence of such additional amount (and after giving effect to all customary pro forma events and adjustments), the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available does not exceed 3.75:1.00 (after giving effect to the incurrence of such amounts (assuming full utilization of the then proposed Incremental Facility and excluding the cash proceeds of any borrowing under such then proposed Incremental Facility for purposes of determining pro forma net debt)) and to any related transactions (such amount under clauses (x) and (y) above, collectively the “Available Incremental Amount”); it being understood that Incremental Facilities may be incurred under any of clause (x) or (y) above in the Borrower’s sole discretion; provided that:

(i) the Incremental Facilities will rank pari passu in right of payment with the existing Offshore Revolving Facility;

(ii) the Incremental Facilities will be secured either (A) on a pari passu basis with the existing Offshore Revolving Facility (i.e., “superpriority” debt) so long as the aggregate amount of the Incremental Facilities secured on a “superpriority” basis does not exceed the greater of (1) an amount equal to (x) $25 million (or, if applicable, the equivalent amount thereof converted to U.S. dollars) minus (y) the aggregate amount of any Incremental Onshore Facilities incurred under Exhibit E, and (2) an amount equal to (x) Consolidated EBITDA (as defined under the heading “Financial Covenant” in this Exhibit B below) for the most recently ended period of four fiscal quarters for which financial statements are internally available minus (y) the aggregate amount of other “superpriority” commitments outstanding at such time under the Offshore Revolving Facility or any Incremental Facility minus (z) any commitments outstanding at such time under the Onshore Revolving Facility or any Incremental Onshore Facility (such greater amount, the “Available Superpriority Amount”), or (B)  on a junior basis with the existing “superpriority” Offshore Revolving Facility and secured pari passu with the Senior Secured Notes (or the Senior Secured Bridge Facility);

(iii) the Incremental Facilities will have a final maturity no earlier than the final maturity of the Offshore Revolving Facility; provided that in the case of any Incremental Term Facility, the final maturity thereof shall be no earlier than 91 days after the maturity of the Offshore Revolving Facility;

(iv) any Incremental Offshore Revolving Facility (x) that is an increase in commitments to an existing Offshore Revolving Facility or existing Incremental Offshore Revolving Facility shall be on the same terms (including maturity date and interest rates) and pursuant to the same documentation (other than the amendment evidencing such Incremental Offshore Revolving Facility) applicable to such existing facility, (y) may not provide for scheduled amortization or mandatory commitment reductions prior to the then final scheduled maturity date of the Offshore Revolving Facility and may not have a final scheduled maturity earlier than the final scheduled maturity of the Offshore Revolving Facility but (z) may provide for the ability to permanently repay and terminate revolving commitments on a pro rata basis or less than pro rata basis with other then-outstanding revolving credit facility tranches (including the Offshore Revolving Facility and any other Incremental Offshore Revolving Facility);

(v) the weighted average life to maturity of any Incremental Term Facility shall be no shorter than the then remaining weighted average life to maturity of the Offshore Revolving Facility at such time;

(vi) subject to clauses (iii) and (v) above, the amortization schedule applicable to any Incremental Term Facility shall be determined by the Borrower and the lenders thereunder;

(vii) any Incremental Term Facility may provide for the ability to participate on a pro rata basis or less than pro rata basis in any voluntary or mandatory prepayments of the term loans under any other Incremental Term Facilities;

(viii) extensions of credit under any Incremental Facility will be subject to the conditions set forth under the heading “Conditions Precedent to Borrowings after the Closing Date” except (A) to the extent of any waiver of a borrowing notice in the amendment evidencing an Incremental Facility, (B) with respect to any Incremental Facility used in whole or in part to finance, whether in a single transaction or a series of related transactions, an acquisition from a third party of equity, assets or a combination thereof (or a division or line of business thereof) that is in the same line of business as the Borrower or a business reasonably incidental or related thereto, including by merger or amalgamation, such conditions related to the making and accuracy of representations and warranties (other than the Specified Representations (conformed as necessary for such transaction)) or the absence of a default or event of default (other than with respect to a payment or bankruptcy event of default), may be waived or limited, as agreed between the Borrower and the lenders under such Incremental Facility without the consent of the Offshore Bank Administrative Agent or any existing Lender, and (C) such conditions shall not apply to Incremental Equivalent Debt (as defined below);

(ix) the All-In Yield (as defined below) applicable to any Incremental Facility will be determined by the Borrower and the Lenders providing such Incremental Facility, provided that with respect to any Incremental Offshore Revolving Facility secured on a “superpriority” basis that is obtained on or prior to the date that is 18 months after the Closing Date, the All-In Yield will not be more than 0.50% higher than the corresponding All-In Yield for the existing Offshore Revolving Facility (calculated in the same manner and after giving effect to any amendment to interest rate margins under such Offshore Revolving Facility after the Closing Date but immediately prior to the time of the addition of such Incremental Facility), unless the interest rate margins with respect to the existing Offshore Revolving Facility are increased by an amount equal to the difference between the All-In Yield with respect to the Incremental Facility and the corresponding All-In Yield on the existing Offshore Revolving Facility minus 0.50% (it being agreed that any increase in yield to any existing Offshore Revolving Facility required due to the application of an Adjusted LIBOR or ABR floor on any Incremental Facility may be effected in whole or in part at the sole discretion of the Borrower through an increase in (or implementation of, as applicable) an Adjusted LIBOR Floor or ABR floor applicable to the existing Offshore Revolving Facility);

(x) except as otherwise required or permitted in clauses (i) through (ix) above, all other terms of such Incremental Facility, to the extent not consistent with the terms of the existing Offshore Revolving Facility, shall be reasonably satisfactory to the Offshore Bank Administrative Agent (it being understood that to the extent (1) any financial maintenance covenant is added for the benefit of any Incremental Facility, no consent shall be required from the Offshore Bank Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Offshore Revolving Facility, and (2) that covenants and defaults that are only applicable after the latest maturity date at the time of such Incremental Facility closing date shall be as agreed between the Borrower and the lenders providing such Incremental Facility and need not be reasonably satisfactory to the Offshore Bank Administrative Agent).(3)

The Borrower may in its sole discretion seek commitments in respect of the Incremental Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders (in the case of such additional banks, financial institutions and other institutional lenders, subject to the consent of Offshore Bank Administrative Agent, and in the case of an Incremental Offshore Revolving Facility, the Swingline Lender and each Issuing Bank (in each case, not to be unreasonably withheld or delayed) if such consent is required under “Assignments and Participations”) who will become Lenders in connection therewith. No Lender shall be under any obligation to provide any portion of any requested Incremental Facilities.

(3)  The Offshore Revolving Facility Documentation will permit customary voluntary and mandatory prepayment provisions in favor of the lenders under any Incremental Term Facilities to be added to the Offshore Revolving Facility Documentation.

“Consolidated First Lien Net Leverage Ratio” will be defined to mean the ratio of (a) Consolidated Total Debt which is secured by a lien on a first priority basis in the Collateral, net of Available Unrestricted Cash, to (b) Consolidated EBITDA.

“Consolidated Total Debt” means consolidated debt of the Borrower and its consolidated restricted subsidiaries, as set forth on the balance sheet of the Borrower and its consolidated restricted subsidiaries in accordance with generally accepted accounted principles (“GAAP”), to the extent consisting of indebtedness for borrowed money, capitalized lease obligations, purchase money debt and all guarantees of the foregoing.

“Available Unrestricted Cash” means unrestricted cash and cash equivalents of the Borrower and its restricted subsidiaries that are free and clear of liens other than any liens securing any of the Facilities, liens securing Incremental Equivalent Debt (as defined in Exhibit C), the Senior Secured Notes (or any Securities issued in lieu thereof or to refinance the Senior Secured Bridge Facility), non-consensual liens, and other customary and usual exceptions, which for purposes of netting against any Consolidated Total Debt, shall include:

(a) in the case of any Consolidated Total Debt of Onshore Subsidiaries, such unrestricted cash and cash equivalents held by Onshore Subsidiaries in an amount not to exceed the aggregate Consolidated Total Debt of such Onshore Subsidiaries,

(b) in the case of any Consolidated Total Debt of Offshore Subsidiaries that are not Guarantors, such unrestricted cash and cash equivalents held by such Offshore Subsidiaries in bank accounts established in a jurisdiction outside of the PRC in an amount not to exceed the aggregate Consolidated Total Debt of such Offshore Subsidiaries,

(c) in the case of any Consolidated Total Debt of the Borrower and the Guarantors, such unrestricted cash and cash equivalents held by the Borrower and the Guarantors, and

(d) in the case of any Consolidated Total Debt of the Borrower, the Guarantors and Offshore Subsidiaries that are not Guarantors (other than Offshore Subsidiaries contemplated in clause (b) above), (i) at the option of the Borrower, the amount of any declared distribution (via dividend, intercompany loan or other distribution) by Onshore Subsidiaries to be paid from the balance of any unrestricted cash and cash equivalents of such Onshore Subsidiaries after the netting in clause (a) above plus, so long as the Onshore Cash Bridge Facility is outstanding, the amount of such cash and cash equivalents that is expected to be distributed (net of any withholding taxes) and applied by the Borrower to repay the Onshore Cash Bridge Facility, and (ii) at the option of the Borrower, the amount of any declared distribution (via dividend, intercompany loan or other distribution) by Offshore Subsidiaries contemplated in clause (b) above to be paid from the balance of any unrestricted cash and cash equivalents of such Offshore Subsidiaries after the netting in clause (b) above plus, so long as the Offshore Cash Bridge Facility is outstanding, the amount of such cash and cash equivalents that is expected to be distributed (net of any withholding taxes) and applied by the Borrower to repay the Offshore Cash Bridge Facility; provided, that if any Onshore Subsidiary or Offshore Subsidiary declaring a distribution which is netted from Consolidated Total Debt pursuant to clause (d)(i) or clause (d)(ii) above fails to make such distribution within 30 days after the declaration thereof, (A) the amount of such declared distribution shall no longer be eligible for inclusion as Available Unrestricted Cash to net against Consolidated Total Debt, (B) any declaration of distribution in the fiscal quarter immediately succeeding the fiscal quarter in which a declared distribution was not actually made within 30 days after declaration to be made from the same unrestricted cash and cash equivalents of such Subsidiary that was to have been distributed pursuant to such declared distribution shall not be eligible for inclusion as Available Unrestricted Cash to net against Consolidated Total Debt on the last day of such immediately succeeding fiscal quarter, and (C) any such Subsidiary fails to make such distribution after declaration on 2 separate occasions, no future declared distributions of such Subsidiary shall be eligible for inclusion as Available Unrestricted Cash to net against Consolidated Total Debt.

“All-In Yield” means, as to any indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, an Adjusted LIBOR or ABR floor, or otherwise, in each case, incurred or payable by the Borrower generally to all lenders of such indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (e.g. 100 basis points of original issue discount equals 25 basis points of interest rate margin for a four year average life to maturity); and provided, further, that “All-In Yield” shall not include amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees (regardless of whether paid to, or shared with, in whole or in part any or all lenders), consent fees paid to consenting lenders, ticking fees on undrawn commitments and any other fees not paid or payable generally to all lenders in the primary syndication of such indebtedness.

Refinancing Facilities:

The Offshore Revolving Facility Documentation will permit the Borrower to refinance loans and/or commitments under any Incremental Facilities or commitments under the Offshore Revolving Facility or any tranche or facility of any of the foregoing from time to time, in whole or part, with (a) one or more new term facilities (each, a “Refinancing Term Facility”) or new revolving credit facilities (each, a “Refinancing Offshore Revolving Facility”; the Refinancing Term Facilities and the Refinancing Offshore Revolving Facilities are collectively referred to as the “Refinancing Facilities”), respectively, under the Offshore Revolving Facility Documentation with the consent of the Borrower, the Offshore Bank Administrative Agent and the lenders providing such Refinancing Term Facility or Refinancing Offshore Revolving Facility or (b) with one or more additional series of senior unsecured or senior subordinated notes or loans or senior secured notes that will be secured by the Collateral on a pari passu basis with the loans, commitments, tranche or facility then being refinanced or junior lien secured notes or loans that will be secured on a subordinated basis thereto (and such notes or loans, “Refinancing Notes” and, together with the Refinancing Facilities, the “Refinancing Debt”); provided that (i) any Refinancing Debt does not have a final scheduled maturity date prior to the final scheduled maturity date of, or have a shorter weighted average life than the remaining weighted average life of, the loans, commitments, tranche or facility being refinanced or replaced, (ii) any Refinancing Offshore Revolving Facility does not mature prior to the maturity date of the revolving commitments being refinanced, (iii) the other terms and conditions of such Refinancing Offshore Revolving Facility, Refinancing Term Facility or Refinancing Notes (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable (as reasonably determined in good faith by the Borrower) to the lenders providing such Refinancing Offshore Revolving Facility, Refinancing Term Facility or Refinancing Notes, as applicable, than those applicable to the loans, commitments, tranche or facility being refinanced or replaced (except for covenants or other provisions applicable only to periods after the latest final scheduled maturity date of the loans, commitments, tranche or facility existing at the time of such refinancing) and (iv) any secured Refinancing Debt shall be subject to an intercreditor agreement on terms reasonably acceptable to the Offshore Bank Administrative Agent.

Purpose:

The letters of credit and the proceeds of loans under the Offshore Revolving Facility (except as set forth below) will be used by the Borrower and its subsidiaries solely for working capital and general corporate purposes (including permitted investments and restricted payments); provided that the amount of the Offshore Revolving Facility utilized to fund working capital, pay amounts owing to finance the Acquisition or the Refinancing or to pay costs and expenses related to the Transactions on the Closing Date shall be subject to the limitation set forth below.

Availability:

Loans under the Offshore Revolving Facility will be made available on the Closing Date (i) to finance the Transactions and fees and expenses related to the Transactions, (ii) to fund original issue discount or upfront fees related to the issuance of the Senior Secured Notes or any other debt securities pursuant to any offering by Newco, the Company or any of their direct or indirect subsidiaries undertaken to finance the Transactions (the “Securities”)), (iii) for working capital needs and other general corporate purposes and (iv) replace, backstop or cash collateralize existing letters of credit, guarantees and performance and similar bonds; provided that the amounts described in clauses (i) and (iii) above shall not exceed $15 million.

Letters of credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees and performance and similar bonds outstanding on the Closing Date (including by “grandfathering” such existing letters of credit in the Offshore Revolving Facility) or for other general corporate purposes.

Loans under the Offshore Revolving Facility will be available at any time prior to the final maturity of the Offshore Revolving Facility, in minimum principal amounts to be agreed. Amounts repaid under the Offshore Revolving Facility may be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:

Any principal or interest payable under or in respect of the Offshore Revolving Facility not paid when due shall bear interest at the applicable interest rate plus 2% per annum. Other overdue amounts shall bear interest at the interest rate applicable to ABR loans plus 2% per annum.

Letters of Credit:

Letters of credit under the Offshore Revolving Facility will be issued by the Offshore Bank Administrative Agent and/or another Lender under the Offshore Revolving Facility reasonably acceptable to the Borrower and the Offshore Bank Administrative Agent (each, an “Issuing Bank”);

provided that, for the avoidance of doubt, any letter of credit may take the form of a bank guarantee. Each letter of credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) unless arrangements reasonably acceptable to the Issuing Bank and the Offshore Bank Administrative Agent have been entered into, the fifth business day prior to the final maturity of the Offshore Revolving Facility; provided that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above, except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the Issuing Bank and the Offshore Bank Administrative Agent).

Drawings under any letter of credit shall be reimbursed by the Borrower within no more than one business day after notice of drawing is delivered. To the extent that the Borrower does not reimburse the Issuing Bank within one business day, the Lenders under the Offshore Revolving Facility shall be irrevocably obligated to reimburse the Issuing Bank pro rata based upon their respective Offshore Revolving Facility commitments.

If any Lender becomes a “Defaulting Lender”, then the letter of credit exposure of such Defaulting Lender will automatically be reallocated among the non-Defaulting Lenders pro rata in accordance with their commitments under the Offshore Revolving Facility up to an amount such that the revolving credit exposure of such non-Defaulting Lender does not exceed its commitments. In the event that such reallocation does not fully cover the letter of credit exposure of such Defaulting Lender, the applicable Issuing Bank may require the Borrower to cash collateralize such “uncovered” exposure in respect of each outstanding letter of credit and will have no obligation to issue new letters of credit, or to extend, renew or amend existing letters of credit to the extent letter of credit exposure would exceed the commitments of the non-Defaulting Lenders, unless such “uncovered” exposure is cash collateralized to the Issuing Bank’s reasonable satisfaction.

Final Maturity:

The Offshore Revolving Facility will mature on the date that is five years after the Closing Date; provided that the Offshore Revolving Facility Documentation shall provide the right for the Borrower, subject to customary terms and conditions for recent transactions of this kind with leveraged affiliates of the Sponsor, to extend commitments and/or outstandings of each Offshore Revolving Lender pursuant to one or more tranches with only the consent of the respective extending Lenders (it being understood that each Offshore

Revolving Lender under the tranche that is being extended shall have the opportunity to participate in such extension on the same terms and conditions as each other Offshore Revolving Lender under such tranche).

Guarantees:

All obligations of the Borrower (the “Borrower Obligations”) under the Offshore Revolving Facility and under any interest rate protection or other hedging arrangements entered into with a Lender or any affiliate of a Lender at the time of the entering into of such arrangements (“Hedging Obligations”) and under any cash management arrangements entered into with a Lender or any affiliate of a Lender at the time of the entering into of such arrangements (“Cash Management Obligations”) will be unconditionally guaranteed jointly and severally on a senior secured basis (the “Guarantees”) by the direct parent company of the Borrower (“Holdings”) and each existing and subsequently acquired or organized direct or indirect wholly-owned subsidiary of the Borrower (other than any Excluded Subsidiaries), which may be subject to compliance with applicable laws, rules and regulations, including financial assistance, “whitewash” and similar requirements prior to the execution and delivery of such guarantee, which if not completed on or prior to the Closing Date, may be completed after the Closing Date (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”); provided that subsidiaries that are not “eligible contract participants” (after giving effect to any keepwell) shall not guarantee swap obligations to the extent not permitted by the Commodity Exchange Act, or any regulation thereunder, by virtue of such subsidiary failing to constitute an “eligible contract participant.”

“Excluded Subsidiaries” shall include (a) any direct or indirect subsidiary established or organized in the PRC, (b) any direct or indirect subsidiary that is prohibited or restricted by applicable law, rule or regulation whether on the Closing Date or thereafter or by contract in effect on the Closing Date or the date of the acquisition of any subsidiary (with respect to subsidiaries acquired after the Closing Date) from guaranteeing indebtedness of the Borrower (including any requirement to obtain governmental authority or third party consent or approval), (c) unrestricted subsidiaries, (d) captive insurance companies, (e) not-for-profit subsidiaries, (f) special purpose entities, (g) immaterial subsidiaries (defined in a manner to be agreed), (h) any direct or indirect subsidiary the guarantee by which would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Offshore Bank Administrative Agent, (i) any direct or indirect subsidiary to the extent that the burden or cost of obtaining a guaranty from such subsidiary outweighs the benefit afforded thereby as reasonably determined by Offshore Bank Administrative Agent (in consultation with the Borrower) and (j) other customary excluded subsidiaries consistent with the Documentation Principles.

Security:

The Borrower Obligations, the Guarantees, any Hedging Obligations and any Cash Management Obligations will be secured by, subject to permitted liens, a “superpriority” interest in substantially all of the present and after-acquired assets of the Borrower and each Guarantor (collectively, the “Collateral”), including but not limited to: (a) a perfected pledge of all of the capital stock of the Borrower, (b) a perfected pledge of all the capital stock directly held by the Borrower or any Subsidiary Guarantor in any material wholly-owned restricted subsidiary and (c) perfected security interests (subject to permitted liens, to compliance with applicable laws, rules and requirements and to certain customary exceptions) in, and mortgages on, substantially all other tangible and intangible assets of the Borrower and each Subsidiary Guarantor (including accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property and material fee-owned real property), material intercompany notes and proceeds of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include: (i) any immaterial fee-owned real property and any leasehold interest (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (ii) perfection of motor vehicles and other assets subject to certificates of title, (iii) all commercial tort claims below a threshold to be agreed, (iv) any governmental licenses or state or local franchises, charters and authorizations, to the extent the grant of a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby, (v) liens, pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party), (vi) margin stock and equity interests in any person other than wholly-owned restricted subsidiaries (but excluding immaterial subsidiaries and other Excluded Subsidiaries), (vii) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition, (viii) any assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Offshore Bank Administrative Agent, (ix) letter of credit rights, except, with respect to any Guarantor domiciled in the U.S., to the extent constituting a support obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (x) cash and cash equivalents (other than proceeds of Collateral as to which perfection of the security interest in such proceeds is accomplished solely by the filing of a UCC financing statement or comparable public filing), deposit, bank and securities accounts (including securities entitlements and related assets), (xi) any assets requiring perfection through control agreements or perfection by “control” (other than in respect of certificated equity interests in the Borrower and material wholly-owned Restricted Subsidiaries otherwise required to be pledged), (xii) any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and (xiii) assets where the cost of obtaining a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by the Offshore Bank Administrative Agent (in consultation with the Borrower). In each applicable instance in this paragraph and the preceding paragraph, materiality shall be determined in a manner to be mutually agreed.

Notwithstanding the foregoing, the requirements of the preceding two paragraphs shall be subject to the Certain Funds Provisions.

Intercreditor Agreement:

The lien priority, relative rights and other creditors’ rights issues in respect of the Offshore Revolving Facility, Senior Secured Bridge Facility, Cash Bridge Facility and Senior Secured Notes will be set forth in an intercreditor agreement (the “Intercreditor Agreement”), which shall be usual and customary for financings of this kind and on terms consistent with the Documentation Principles; provided that the

Intercreditor Agreement will not restrict amendments to the Offshore Revolving Facility, Senior Secured Bridge Facility, Cash Bridge Facility or Senior Secured Notes, will permit the incurrence of any indebtedness permitted by the Offshore Revolving Facility, Senior Secured Bridge Facility, Cash Bridge Facility and Senior Secured Notes and will permit the joinder of any tranches of secured indebtedness permitted by the Offshore Revolving Facility, Senior Secured Bridge Facility, Cash Bridge Facility and Senior Secured Notes.

Mandatory Prepayments:

None, subject to customary prepayment requirements if borrowings under the Offshore Revolving Facility exceed the commitments thereunder. If one or more Incremental Term Facilities are added to the Offshore Revolving Facility Documentation, customary mandatory prepayment provisions and related definitions may be added to the Offshore Revolving Facility Documentation, as described above under the section titled “Incremental Facilities”.

Voluntary Prepayments and Reductions in Commitments:

Voluntary reductions of the unutilized portion of the Offshore Revolving Facility commitments and prepayments of borrowings will be permitted at any time (subject to customary notice requirements), in minimum principal amounts to be agreed, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings prior to the last day of the relevant interest period. If one or more Incremental Term Facilities are added to the Offshore Revolving Facility Documentation, customary voluntary prepayment provisions and related definitions may be added to the Offshore Revolving Facility Documentation, as described above under the section titled “Incremental Facilities”.

Offshore Revolving Facility Documentation:

The Facility Documentation for the Offshore Revolving Facility (the “Offshore Revolving Facility Documentation”) shall be negotiated in good faith to finalize the Offshore Revolving Facility Documentation as promptly as practicable following the execution of the Commitment Letter, giving effect to the Certain Funds Provision and shall be based on the definitive documentation for the Apx Group, Inc. credit agreement (or, if requested by Newco, another mutually acceptable precedent), shall contain the terms and conditions set forth in this Exhibit B and, to the extent any terms are not set forth in this Exhibit B, shall otherwise be usual and customary for recent transactions of this kind with leveraged affiliates of the Sponsor, reflecting the operational and strategic requirements of the Company and its subsidiaries in light of their size, industries, practices, geography, pending transactions disclosed in or permitted under the Merger Agreement and the Sponsor’s proposed business plan and shall contain such modifications as the Borrower and the Administrative Agent shall mutually agree, and shall contain only those payments, conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default expressly set forth in this Exhibit B, in each case, applicable to the Borrower and its restricted subsidiaries (and, where expressly indicated, Holdings), and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods consistent with the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor (collectively, the “Documentation Principles”). Counsel to the Sponsor shall prepare the initial drafts of the Offshore Revolving Facility Documentation consistent with the Documentation Principles.

Representations and Warranties:

Limited to the following (to be applicable to the Borrower and its restricted subsidiaries and with respect to certain customary representations and warranties, Holdings): organization; existence, qualification and power; compliance with laws; due authorization; no contravention (including third party consents); material governmental approvals; execution, delivery and enforceability of the Offshore Revolving Facility Documentation; financial statements; no material adverse effect (after the Closing Date); litigation; ownership of property; environmental matters; taxes; ERISA compliance; subsidiaries; margin regulations; Investment Company Act; disclosure; labor matters; intellectual property; solvency on a consolidated basis at closing; projections; status as senior debt (if applicable); PATRIOT ACT, FCPA, OFAC and Trading with the Enemy Act (as applicable in the United States and the foreign equivalent in the Cayman Islands); and creation, validity and perfection of security interests in the Collateral (subject to permitted liens and the Certain Funds Provision).

Conditions Precedent to Initial Borrowing:	Subject to the Certain Funds Provision, the initial borrowings under the Offshore Revolving Facility on the Closing Date will be subject only to the Funding Conditions.

Conditions Precedent to Borrowings after the Closing Date:	Delivery of notice, accuracy of representations and warranties in all material respects and absence of defaults.

Affirmative Covenants:

Limited to the following (to be applicable to the Borrower and its restricted subsidiaries): quarterly and annual financial statements (with (i) annual financial statements accompanied by an opinion of an independent accounting firm (which opinion shall not be subject to qualifications as to scope of audit, but that may contain a “going concern” statement that is due to the impending maturity of any indebtedness) and (ii) delivery of the first annual and first three quarterly financial statements to be delivered after the Closing Date to be subject to extended delivery periods); certificates; notices of default and other material events; payment of taxes; preservation of existence; maintenance of properties; maintenance of insurance; compliance with laws; books and records; inspection rights; covenant to guarantee obligations and give security; further assurances as to security; compliance with environmental laws; annual budget; material changes in nature of business; changes in fiscal year; use of proceeds; and designation of subsidiaries.

Negative Covenants:

The Offshore Revolving Facility Documentation will contain such incurrence-based negative covenants as are substantially similar to those for the Senior Secured Notes or, if no Senior Secured Notes have been issued on or prior to the Closing Date, the Senior Secured Exchange Notes, to the extent applicable to the Offshore Revolving Facility and with modifications necessary to reflect the differences in the documentation.

The Offshore Revolving Facility Documentation will also contain a covenant limiting Holdings’ ability to engage in any operating activities, but Holdings may incur debt (limited to debt that matures later than the maturity date of the Offshore Revolving Facility and guaranteeing, if applicable, Incremental Equivalent Debt and Refinancing Debt), incur liens to secure certain permitted debt, make restricted payments and engage in other non-operating activities and exceptions to be agreed consistent with the Documentation Principles.

Financial Covenant:

Limited to the following financial maintenance covenant (the “Financial Covenant”) solely for the benefit of the Offshore Revolving Facility: a maximum Consolidated First Lien Net Leverage Ratio to be set at a cushion of at least 35% (calculated on a non-cumulative basis) to Consolidated EBITDA in the Sponsor’s Model (as defined below) (to be appropriately adjusted upwards to reflect the exercise of any market flex, original issue discount or upfront fees that increase debt and the actual pricing of any debt in excess of the related yield assumed in the Sponsor’s Model).

The Financial Covenant shall be tested as of the last day of a fiscal quarter if the aggregate principal amount of borrowings under the Offshore Revolving Facility (including swingline loans, outstanding letters of credit and bank guarantees (except to the extent such letters of credit or bank guarantees have been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank)) exceeds 25% of the total amount of the Offshore Revolving Facility as of the last day of such fiscal quarter. In addition, if both (a) the Financial Covenant was not tested as of the last day of the most recent fiscal quarter for which financial statements have been delivered because borrowings under the Offshore Revolving Facility (including swingline loans, outstanding letters of credit and bank guarantees (except to the extent such letters of credit or bank guarantees have been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank)) did not exceed 25% of the total amount of the commitments under the Offshore Revolving Facility, and (b) any requested borrowing under the Offshore Revolving Facility (including swingline loans, outstanding letters of credit and bank guarantees (except to the extent such letters of credit or bank guarantees have been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank)) would result in the aggregate borrowings under the Offshore Revolving Facility (including swingline loans and outstanding letters of credit (except to the extent such letters of credit have been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank) to exceed 25% of the total amount of the commitments under the Offshore Revolving Facility, it shall be a condition to such requested borrowing that the Borrower would have been in compliance with the Financial Covenant as of the last day of such fiscal quarter as if the Financial Covenant had actually been tested for such quarter (without giving pro forma effect to any incurrence under the Offshore Revolving Facility after the last day of such fiscal quarter).

It is agreed that “Consolidated EBITDA” or “Consolidated Net Income” as used in the calculation of the Financial Covenant and otherwise in the Financing Documentation shall be defined in a manner consistent with the Documentation Principles and in any event shall include, without limitation, adjustments, exclusions and addbacks for:

(i)(x) pro forma “run rate” cost savings, operating expense reductions and synergies related to the Transactions or the Legacy Merger (as defined below) that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) no later than 18 months after the Closing Date and (y) pro forma “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar initiatives consummated after the Closing Date that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within (A) 18 months after a merger or other business combination, acquisition or divestiture is consummated or (B) 12 months after the announcement or implementation of any other restructuring, cost savings initiative or other initiative; provided that amounts added back pursuant to this clause (i) may not exceed 25% of Consolidated EBITDA for any period (with such calculation being made after giving effect to such addback); provided, further, that such 25% cap shall not apply to, and shall be calculated after giving effect to, any pro forma adjustments (i) resulting from actions taken or with respect to which substantial steps have been taken or were committed to be taken prior to the Closing Date (notwithstanding that such actions may actually be taken after the Closing Date) or (ii) resulting from actions expected or intended to be taken after the Closing Date and disclosed to the Commitment Parties prior to the date hereof;

(ii) restructuring and related charges;

(iii) costs and expenses incurred in connection with the Transactions, permitted acquisitions and management fees; and

(iv) adjustments, exclusions and add-backs reflected in the Sponsor’s  model delivered to the Lead Arrangers on August 27, 2013 (the “Sponsor’s Model”), related to assumptions in the Sponsor’s business plans and others consistent with the Documentation Principles, including restructuring and related charges and pro forma “run rate” cost savings, operating expense reductions and synergies, in each case, related to the merger of HiSoft and VanceInfo on November 6, 2012 (the “Legacy Merger”) reflected in the Sponsor’s Model.

Any cash equity contribution (which equity shall be common equity or other equity on terms and conditions reasonably acceptable to the Offshore Bank Administrative Agent) made to the Borrower after the first day of a fiscal quarter and on or prior to the day that is 10 business days after the day on which financial statements are required to be delivered for such fiscal quarter will, at the request of the Borrower, be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with any Financial Covenant at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified

Equity Contribution”), provided that (a) no more than two Specified Equity Contributions may be made in any period of four consecutive fiscal quarters, (b) no more than five Specified Equity Contributions may be made over the term of the Offshore Revolving Facility, (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant, (d) there shall be no pro forma reduction in indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the Financial Covenant for the fiscal quarter with respect to which such Specified Equity Contribution was initially made and (e) the foregoing may not be relied on for purposes of calculating any financial ratios other than compliance with the Financial Covenant and shall not result in any adjustment to any baskets or other amounts other than the amount of Consolidated EBITDA referred to above.

The Offshore Revolving Facility Documentation will contain customary “stand-still” provisions pursuant to which with regard to the exercise of remedies (but not as to limitations on borrowings) during the period in which any Specified Equity Contribution will be made after the receipt of written notice by the Offshore Bank Administrative Agent of the Borrower’s intention to make such Specified Equity Contribution.

Unrestricted Subsidiaries:

The Offshore Revolving Facility Documentation will contain provisions pursuant to which, subject to customary limitations on investments, loans, advances to, and other investments in, unrestricted subsidiaries, the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary, provided that after giving effect to such designation, (x) no default or event of default is continuing and (y) the Borrower is in pro forma compliance with the Financial Covenant (if then in effect). Unrestricted subsidiaries will not be subject to the representations and warranties, affirmative or negative covenants or event of default provisions of the Offshore Revolving Facility Documentation and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining any financial ratio or covenant contained in the Offshore Revolving Facility Documentation. On the Closing Date, the Borrower will be permitted to designate certain subsidiaries as unrestricted subsidiaries under the Offshore Revolving Facility Documentation as the Borrower and the Lead Arrangers shall reasonably agree and, subject to such agreement, the Offshore Revolving Facility Documentation shall permit arrangements in effect on the Closing Date between any of the unrestricted subsidiaries and the Borrower and the restricted subsidiaries.

Events of Default:

Limited to the following (to be applicable to the Borrower and its restricted subsidiaries and Holdings with respect to the passive holding company covenant): nonpayment of principal, interest or fees (with grace periods for interest, fees and other amounts); failure to perform negative covenants and the Financial Covenant (and affirmative covenants to provide notice of default or maintain the Borrower’s corporate existence); failure to perform other covenants subject to a 30-day cure period after notice by the Offshore Bank Administrative Agent; any representation or warranty incorrect in any material respect when made; cross-default and cross-acceleration to other indebtedness, subject to a threshold amount; bankruptcy or insolvency proceedings; final monetary judgments, subject to a threshold amount; ERISA events, subject to material adverse effect; invalidity (actual or asserted in writing by the Borrower or any Guarantor) of the Offshore Revolving Facility Documentation or the liens over a material portion of the Collateral; and change of control (to include a pre- and post-initial public offering provision) provided that, notwithstanding anything to the contrary in the Offshore Revolving Facility Documentation, a breach of the Financial Covenant will not constitute an Event of Default for purposes of the Senior Secured Bridge Facility, Cash Bridge Facility or any Incremental Term Facility (or any other facility other than the Offshore Revolving Facility), and the lenders under such Senior Secured Bridge Facility, Cash Bridge Facility or Incremental Term Facility (or any other facility other than the Offshore Revolving Facility) will not be permitted to exercise any remedies with respect to an uncured breach of the Financial Covenant until the date, if any, on which the commitments under the Offshore Revolving Facility have been terminated and the loans under the Offshore Revolving Facility have been accelerated as a result of such breach.

Voting:

Amendments and waivers of the Offshore Revolving Facility Documentation will require the approval of Lenders holding more than 50% of the aggregate principal amount of the loans and commitments under the Offshore Revolving Facility (the “Required Bank Lenders”), except that the consent of each Lender directly adversely affected thereby shall be required with respect to (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees, (c) extensions of final maturity or the due date of any interest or fee payment, (d) releases of all or substantially all Guarantors or all or substantially all of the Collateral, and (e) changes in voting percentages. Defaulting

Lenders will be subject to the suspension of certain voting rights. Notwithstanding the foregoing, (i) amendments and waivers of the Financial Covenant (or any of financial definitions included in (and for purposes of) the Financial Covenant) will require only the consent of the Required Bank Lenders and no other consents or approvals shall be required, and (ii) amendments and waivers of the Offshore Revolving Facility Documentation that affect solely the Lenders under the Offshore Revolving Facility or any Incremental Facility (including waiver or modification of conditions to extensions of credit under the Offshore Revolving Facility, the availability and conditions to funding of any Incremental Facility (but not the conditions for implementing any Incremental Facility as noted above) and other modifications), will require only the consent of Lenders holding more than 50% of the aggregate commitments or loans, as applicable, under such Offshore Revolving Facility or Incremental Facility) and no other consents or approvals shall be required.

The Offshore Revolving Facility Documentation will permit amendments thereof without the approval or consent of the Lenders to effect a permitted “repricing transaction” (i.e., a transaction in which any facility or tranche of Offshore Revolving Loans or Incremental Facilities is refinanced with a replacement tranche of revolving loans or facilities, or is modified with the effect of, bearing a lower rate of interest) other than any Lender holding Offshore Revolving Loans or Incremental Facilities subject to such “repricing transaction” that will continue as a Lender in respect of the repriced facility or tranche of Offshore Revolving Loans or Incremental Facilities or modified Offshore Revolving Loans or Incremental Facilities.

The Offshore Revolving Facility Documentation will permit amendments thereof without the approval or consent of the Lenders, but subject to the reasonable satisfaction of the Offshore Bank Administrative Agent, to permit customary voluntary and mandatory prepayment provisions and related definitions in favor of lenders under term loan facilities and such other changes as are necessary or appropriate to reflect customary term loan provisions and mechanics, in each case, so long as such provisions and mechanics are consistent with the Documentation Principles.

For the avoidance of doubt, non-pro rata distributions and commitment reductions will be permitted in connection with (1) “amend and extend” transactions or (2) the addition of one or more tranches of debt, and modifications to provisions relating to pro rata sharing of payments among the Lenders that result in the Lenders participating in such transactions receiving less than (but not more than) their pro rata share of distributions and/or commitment reductions shall only require approval of such participating Lenders in connection with such “amend and extend” transactions or the addition of one or more tranches of debt and approval of the Required Bank Lenders shall not be required unless any such transaction or addition otherwise requires the approval of the Required Bank Lenders.

Cost and Yield Protection:

The Offshore Revolving Facility Documentation shall contain customary provisions (including customary Dodd-Frank and Basel III requirements) (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, capital adequacy and other requirements of law and from the imposition of or changes in certain withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a LIBOR borrowings on a day other than the last day of an interest period with respect thereto, it being understood that there will be a customary exception to be agreed to the gross-up obligations for U.S. federal withholding taxes imposed pursuant to current Sections 1471-1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any Treasury regulations or other published administrative guidance promulgated thereunder.

Assignments and Participations:

The Lenders will be permitted to assign (other than to any Disqualified Lender (a list of which will be maintained by the Offshore Bank Administrative Agent and posted to all Lenders subject to each Lender’s agreement prior to accessing such posting that such list is confidential and may not be disclosed or shared with anyone)) loans and commitments under the Offshore Revolving Facility with the consent of the Borrower (not to be unreasonably withheld), the Swingline Lender and the Issuing Bank; provided that no consent of the Borrower shall be required (A) if such assignment is made to another Lender that is a Lender under the Offshore Revolving Facility, or (B) after the occurrence and during the continuance of a payment or bankruptcy (with respect to the Borrower) Event of Default. All assignments will require the consent of the Offshore Bank Administrative Agent, not to be unreasonably withheld or delayed. Each assignment will be in an amount of an integral multiple of $5,000,000 or, if less, all of such Lender’s remaining loans and commitments. Assignments will be by novation. An assignment fee in the amount of $3,500 shall be paid by the respective assignor or assignee to the Offshore Bank Administrative Agent.

The Lenders will be permitted to sell participations (other than to any Disqualified Lender (a list of which will be maintained by the Offshore Bank Administrative Agent and posted to all Lenders subject to each Lender’s agreement prior to accessing such posting that such list is confidential and may not be disclosed or shared with anyone)) in loans and commitments without consent being required, subject to customary limitations. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments participated to such participants, (b) reductions of principal, interest or fees, (c) extensions of final maturity or the due date of any amortization, interest or fee payment, (d) releases of the guarantees of all or substantially all Guarantors or all or substantially all of the Collateral, and (e) changes in voting thresholds.

In addition, the Offshore Revolving Facility Documentation shall provide that the loans under any Incremental Term Facility may be purchased by and assigned to debt fund affiliates in a manner and on terms consistent with Documentation Principles.

The Offshore Revolving Facility Documentation will contain customary provisions allowing the Borrower to replace a Lender or terminate the commitment of a Lender and prepay that Lender’s outstanding Loans in full in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly adversely affected thereby (so long as the Required Bank Lenders have approved the amendment or waiver), increased costs, taxes, etc. and Defaulting Lenders.

Expenses and Indemnification:

The Borrower shall pay (a) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Offshore Bank Administrative Agent and the Lead Arrangers incurred on or after the Closing Date (within 30 days of a written request therefor, together with backup documentation supporting such reimbursement request) associated with the syndication of the Offshore Revolving Facility and the preparation, execution, delivery and administration of the Offshore Revolving Facility Documentation and any amendment or waiver with respect thereto (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Offshore Bank Administrative Agent and the Lead Arrangers taken as a whole and, if necessary, of one local counsel in the Cayman Islands, United States, Japan, Singapore, the People’s Republic of China, the Hong Kong Special Administrative Region of the People’s Republic of China and any other jurisdiction where a Guarantor is organized (other than jurisdictions of organization for immaterial Guarantors (to be mutually agreed))) and (b) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Offshore Bank Administrative Agent within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Offshore Bank Administrative Agent and the Lenders taken a whole, and, if necessary, of one local counsel in the Cayman Islands, United States, Japan, Singapore, the People’s Republic of China, the Hong Kong Special Administrative Region of the People’s Republic of China and any other jurisdiction where a Guarantor is organized (other than jurisdictions of organization for immaterial Guarantors (to be mutually agreed))) in connection with the enforcement of the Offshore Revolving Facility Documentation or protection of rights thereunder.

From and after the Closing Date, the Offshore Bank Administrative Agent, the Lead Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, partners, agents, advisors and other representatives) (each, an “indemnified person”) will be indemnified for and held harmless against, any losses, claims, damages, liabilities or expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the indemnified persons taken as a whole and, solely in the case of an actual conflict of interest, one additional counsel to the affected indemnified persons taken as a whole, and, if reasonably necessary, one local counsel in any relevant jurisdiction) incurred in respect of the Offshore Revolving Facility or the use or the proposed use of proceeds thereof, except to the extent they arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Offshore Revolving Facility Documentation by, the relevant indemnified person or any of its affiliates or their respective officers, directors, employees, partners, agents, advisors or other representatives as determined by a final, non-appealable judgment of a court of competent jurisdiction or any dispute solely among the indemnified persons (other than claims against a Lead Arranger in its capacity or in fulfilling its role as the Offshore Bank Administrative Agent or arranger or any similar role under the Offshore Revolving Facility and other than any claims arising out of any act or omission of the Borrower, the Sponsor, or any of their affiliates), provided that the Borrower shall not be liable for any indirect, special, punitive or consequential damages (other than in respect of any such damages required to be indemnified pursuant to the indemnification provisions).

Governing Law and Forum:	New York.

Counsel to the Commitment Parties and Lead Arrangers:	Latham & Watkins LLP

CONFIDENTIAL	ANNEX I TO
EXHIBIT B

Interest Rates:	The interest rates under the Offshore Revolving Facility will be as follows:

At the option of the Borrower, initially, (x) Adjusted LIBOR plus 3.50% or (y) ABR plus 2.50%.

From and after the delivery by the Borrower to the Offshore Bank Administrative Agent of the Borrower’s financial statements for the period ending at least one full fiscal quarter following the Closing Date, interest rates under the Offshore Revolving Facility shall be subject to one 25 basis points reduction on a pricing grid to be determined based upon the Consolidated First Lien Net Leverage Ratio set forth in the applicable officer’s certificate and shall be as agreed upon between the Borrower and the Offshore Bank Administrative Agent.

The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if agreed by all relevant Lenders, 12 months or a shorter period) for LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable (i) in the case of LIBOR loans, at the end of each interest period and, in any event, at least every 3 months and (ii) in the case of ABR loans, quarterly in arrears.

ABR is the Alternate Base Rate, which is the highest of the Offshore Bank Administrative Agent’s Prime Rate, the Federal Funds Effective Rate plus 1/2 of 1.00%, and one-month Adjusted LIBOR plus 1.00%.

Adjusted LIBOR is the London interbank offered rate for dollars, adjusted for customary Eurodollar reserve requirements, if any.

Letter of Credit Fee:

A per annum fee equal to the spread over Adjusted LIBOR under the Offshore Revolving Facility will accrue on the aggregate face amount of outstanding letters of credit under the Offshore Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Offshore Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the Offshore Revolving Facility pro rata in accordance with the amount of each such Lender’s Offshore Revolving Facility commitment. In addition, the Borrower shall pay to the Issuing Bank, for its own account, (a) a fronting fee equal to 0.125% of the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the Offshore Revolving Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

I-B-1

Commitment Fees:

0.50% per annum on the average daily undrawn portion of the commitments in respect of the Offshore Revolving Facility, payable quarterly in arrears after the Closing Date and upon the termination of the commitments, calculated based on the number of days elapsed in a 360-day year and from and after the delivery by the Borrower to the Offshore Bank Administrative Agent of the Borrower’s financial statements for the period ending at least one full fiscal quarter following the Closing Date.

Swingline loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Offshore Revolving Facility.

I-B-2

CONFIDENTIAL	EXHIBIT C

Project Galaxy

Senior Secured Increasing Rate Bridge Loans

Summary of Principal Terms and Conditions(4)

Borrower:	The Borrower under the Offshore Revolving Facility.

Administrative Agent:

Bank of America will act as sole and exclusive administrative agent (in such capacity, the “Secured Bridge Administrative Agent”) for a syndicate of banks, financial institutions and institutional lenders reasonably acceptable to the Borrower (such consent not to be unreasonably withheld or delayed) excluding any Disqualified Lender (together with the Initial Lenders, the “Lenders”), and will perform the duties customarily associated with such role.

Joint Bookrunners and Joint Lead Arrangers:

Merrill Lynch, Citi and HSBC Securities will act as joint lead arrangers for the Senior Secured Bridge Loans (the “Lead Arrangers”) and Merrill Lynch, Citi and HSBC Securities will act as joint bookrunners, and will perform the duties customarily associated with such roles.

Bridge Loans:	Senior Secured Increasing Rate Bridge Loans (the “Senior Secured Bridge Loans”).

Uses of Proceeds:

The proceeds of the Senior Secured Bridge Loans will be used by the Borrower on the Closing Date, together with the proceeds of the Offshore Revolving Facility, the Equity Contribution, the Senior Secured Notes (if any), the Cash Bridge Facility and certain cash available on the balance sheet of the Company, solely to pay the consideration for the Acquisition, to refinance certain existing indebtedness of the Company and its subsidiaries (including accrued and unpaid interest and applicable premiums) and to pay costs and expenses related to the Transactions.

Principal Amount:

$275 million of Senior Secured Bridge Loans plus, at the Borrower’s election, an amount sufficient to fund any OID or upfront fees required to be funded on the Closing Date in connection with the issuance of the Senior Secured Notes or any other Securities on the Closing Date (which amounts shall be automatically added to the Commitment Parties’

(4)  All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

commitments under the Commitment Letter) minus the amount of gross proceeds from Senior Secured Notes on the Closing Date.

Ranking:	The Senior Secured Bridge Loans will constitute senior secured indebtedness of the Borrower.

Guarantees:

Each existing and subsequently acquired or organized guarantor of the Offshore Revolving Facility will jointly and severally guarantee the Senior Secured Bridge Loans on a senior secured basis, with the guarantee of each such guarantor under the Senior Secured Bridge Facility being pari passu in right of payment with all obligations under the Offshore Revolving Facility. Any guarantee will be automatically released upon the disposition of the applicable guarantor to the extent such disposition is permitted by the Senior Secured Bridge Facility.

Security:

The Senior Secured Bridge Loans will be secured by the same assets securing the Offshore Revolving Facility, with the security interest being subject to the “superpriority” status of the obligations under the Offshore Revolving Facility and obligations under the Incremental Facilities; provided that the requirements of the paragraphs in the section headed “Security” in Exhibit B shall, in respect of the Secured Bridge Facility, be subject to the Certain Funds Provision.

Interest Rates:

Interest for the first three-month period commencing on the Closing Date shall be payable in respect of Senior Secured Bridge Loans at (a) LIBOR (as defined below) plus (b) 787.5 basis points. Thereafter, interest on the Senior Secured Bridge Loans shall increase by an additional 50 basis points at the beginning of each three-month period subsequent to the initial three-month period, increasing to a maximum equal to the Secured Cap (as defined in the Fee Letter).

“LIBOR” on any date, means the greater of (i) the London interbank offered rate for dollars, adjusted for customary Eurodollar reserve requirements if any, for a three month period (as determined two business days prior to the start of the applicable interest period) and (ii) 1.00%.

Notwithstanding anything to the contrary set forth above, at no time shall the per annum yield on the Senior Secured Bridge Loans exceed the Secured Cap.

Interest Payments:	Interest on the Senior Secured Bridge Loans will be payable in cash, quarterly in arrears.

Default Rate:	The applicable interest rate plus 2.00% on overdue amounts.

Notwithstanding anything to the contrary set forth herein, in no event shall any cap or limit on the yield or interest rate payable with respect to the Senior Secured Bridge Loans, Senior Secured Term Loans or Senior Secured Exchange Notes affect the payment of any default rate of interest in respect of any Senior Secured Bridge Loans, Senior Secured Term Loans or Senior Secured Exchange Notes.

Maturity:

The Senior Secured Bridge Loans will mature on the first anniversary of the Closing Date (the “Maturity Date”). On the Maturity Date, any Senior Secured Bridge Loan that has not been previously repaid in full will be automatically converted into a senior secured term loan (a “Senior Secured Term Loan”) that is due on the date that is seven years after the Closing Date. The date on which Senior Secured Bridge Loans are converted into Senior Secured Term Loans is referred to as the “Senior Secured Conversion Date”. On the Senior Secured Conversion Date, and on the 15th calendar day of each month thereafter (or the immediately succeeding business day if such calendar day is not a business day), at the option of the applicable Lender, Senior Secured Term Loans may be exchanged in whole or in part for senior secured exchange notes (the “Senior Secured Exchange Notes”) having an equal principal amount; provided, that (i) no Senior Secured Exchange Notes shall be issued until the Borrower shall have received requests to issue at least $150 million in aggregate principal amount of Senior Secured Exchange Notes and (ii) no subsequent Senior Secured Exchange Notes shall be issued until the Borrower shall have received additional requests to issue at least $25 million in aggregate principal amount of additional Senior Secured Exchange Notes.

The Senior Secured Term Loans will be governed by the provisions of the Senior Secured Bridge Loan Documents and will have the same terms as the Senior Secured Bridge Loans except as expressly set forth on Annex I hereto. The Senior Secured Exchange Notes will be issued pursuant to an indenture that will have the terms set forth on Annex II hereto. The Senior Secured Bridge Loans, the Senior Secured Term Loans and the Senior Secured Exchange Notes shall be pari passu for all purposes.

Mandatory Prepayment:

The Senior Secured Bridge Loans shall be prepaid at 100% of the outstanding principal amount thereof with, subject to exceptions and baskets consistent with the Documentation Principles (i) the net proceeds from the issuance of the Senior Secured Notes or any other debt securities, or subject to certain exceptions to be mutually agreed, other indebtedness for borrowed money of the Borrower or any of its restricted subsidiaries (such exceptions to include borrowings under any Incremental Facility and Incremental Equivalent Debt), (ii) the net proceeds from any non-ordinary course asset sales by the Borrower or any of its restricted subsidiaries in excess of amounts either reinvested or used to permanently repay secured debt that has “superpriority” status under the Offshore Revolving Facility (or the Incremental Facilities), secured debt of subsidiaries of the Borrower that are not Guarantors or net proceeds required to repay debt secured by specific assets and not blanket “all asset” liens (subject to certain exceptions to be agreed) and (iii) the net proceeds of public equity issuances of Holdings and the Borrower (subject to certain exceptions to be agreed, including equity issued to the Investors or any of their respective affiliates or management, equity issued pursuant to employee benefit plans and other exceptions consistent with the Documentation Principles). The Borrower will also be required to prepay the Senior Secured Bridge Loans following the occurrence of a change of control (to be defined in a manner customary for high yield senior unsecured debt securities consistent with the Documentation Principles) at 100% of the outstanding principal amount thereof. In the event any Lender or affiliate of a Lender purchases debt securities from the Borrower pursuant to a permitted securities demand at a price above the level at which such Lender or affiliate has reasonably determined such debt securities can be resold by such Lender or affiliate to a bona fide third party at the time of such purchase (and notifies the Borrower thereof), the net cash proceeds received by the Borrower in respect of such debt securities may, at the option of such Lender or affiliate, be applied first to prepay the Senior Secured Bridge Loans of such Lender or affiliate prior to being applied to prepay the Senior Secured Bridge Loans held by other Lenders. These mandatory prepayment provisions will not apply to the Senior Secured Term Loans.

Optional Prepayment:

The Senior Secured Bridge Loans may be prepaid, in whole or in part, at par plus accrued and unpaid interest upon not less than three business days’ prior written notice, at the option of the Borrower at any time.

Right to Resell Senior Secured Bridge Loans:

The Lender shall have the absolute and unconditional right to resell or assign the Senior Secured Bridge Loans held by it in compliance with applicable law to any third party at any time in consultation with (but without the consent of) the Borrower (other than to any Disqualified Lender (a list of which will be maintained by the Secured Bridge Administrative Agent and posted to all Lenders subject to each Lender’s agreement prior to accessing such posting that such list is confidential and may not be disclosed or shared with anyone)), and with the consent of the Secured Bridge

Administrative Agent (not to be unreasonably withheld, conditioned or delayed); provided that for the twelve month period commencing on the Closing Date, the consent of the Borrower shall be required with respect to any assignment that would result in the Initial Lenders holding less than 50.1% of the aggregate outstanding principal amount of the Senior Secured Bridge Loans; provided, further that no such consent of the Borrower shall be required after the occurrence and during the continuance of a payment or bankruptcy default or after the occurrence of a Demand Failure Event (as defined in the Fee Letter).

The Lenders will be permitted to sell participations in the Senior Secured Bridge Loans and commitments under the Senior Secured Bridge Facility without restriction other than to any Disqualified Lender (a list of which will be maintained by the Secured Bridge Administrative Agent and posted to all Lenders subject to each Lender’s agreement prior to accessing such posting that such list is confidential and may not be disclosed or shared with anyone). Voting rights of participants shall be limited to matters in respect of (a) reductions of principal, interest or fees of the Senior Secured Bridge Loans participated to such participants, (b) extensions of final maturity of the Senior Secured Bridge Loans, (c) releases of all or substantially all the guarantors or all or substantially all of the collateral and (d) changes in voting thresholds.

Conditions Precedent to Senior Secured Bridge Loans:	Subject to the Certain Funds Provision, the borrowing of the Senior Secured Bridge Loans will be subject only to the Funding Conditions.

Senior Secured Bridge Loan Documents:

The definitive documentation relating to the Senior Secured Bridge Loans (the “Senior Secured Bridge Loan Documents”) shall be negotiated in good faith to finalize the Senior Secured Bridge Loan Documents as promptly as practicable following the execution of the Commitment Letter, giving effect to the Certain Funds Provision, shall be consistent with recent bridge loan financings of this type for affiliates of the Sponsor (or based on, but less restrictive and burdensome to the Borrower than, the Apx Group, Inc. credit agreement (or if requested by Newco, another mutually acceptable precedent) with modifications to reflect the differences in the facilities, with negative covenants and defaults consistent with the Apx Group, Inc. senior secured notes indenture (or if requested by Newco, another mutually acceptable precedent) and further modified to reflect the terms and conditions set forth in this Term Sheet and shall be consistent with the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor. Such Senior Secured Bridge Loan Documents shall contain only those payments, conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default expressly set forth in this Exhibit C, in each case, applicable to the Borrower and its restricted subsidiaries and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods consistent with the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor. Counsel to the Sponsor shall prepare initial drafts of the Senior Secured Bridge Loan Documents consistent with the Documentation Principles.

Representations and Warranties:

The Senior Secured Bridge Loan Documents will contain representations and warranties as are substantially similar to those for the Offshore Revolving Facility, with modifications customary for bridge loan financings of this type to the extent necessary to reflect differences in documentation and in any event no more restrictive or burdensome than those representations and warranties set forth in the Offshore Revolving Facility.

Covenants:

The Senior Secured Bridge Loan Documents will contain such affirmative covenants substantially similar to (but less restrictive and burdensome than) those for the Offshore Revolving Facility (with modifications and deletions to reflect the differences in the facilities) to the extent applicable, and the Senior Secured Bridge Loan Documents will contain such incurrence-based negative covenants consistent with the Documentation Principles (it being understood that (a) prior to the Maturity Date the restricted payments and debt incurrence covenants shall be more restrictive than is customary for high yield senior secured debt securities in a manner customary for bridge financings and following the Maturity Date, the covenants of the Senior Secured Bridge Loans will be automatically modified to be consistent with the covenants in the Senior Secured Exchange Notes, (b) the restricted payment covenant shall permit unlimited restricted payments, subject to pro forma compliance with a maximum Consolidated Total Net Leverage Ratio (as defined below) of 2.00:1.00, (c) the lien covenant shall permit (i) additional liens securing the Incremental Facilities, the Incremental Onshore Facilities and Incremental Equivalent Debt (subject to the provisions in Exhibits B and E hereto) and (ii) additional liens securing debt otherwise permitted under the Senior Secured Bridge Loan Documents to be secured and (d) the debt covenant shall include (i) a “credit facilities” basket of no less than $125 million, of which no more than the Available Superpriority Amount may be incurred on “superpriority”

basis or by Onshore Subsidiaries, (ii) incurrence based baskets for Incremental Equivalent Debt, and (iii) a general basket for other debt, which may be secured on a pari passu or junior basis with the Senior Secured Bridge Facility, in an amount to be agreed (subject to a sublimit for debt incurred by Onshore Subsidiaries in an amount to be agreed)). There will not be any financial maintenance covenants. On the Closing Date, the Borrower will be permitted to designate certain subsidiaries as unrestricted subsidiaries under the Senior Secured Bridge Facility as the Borrower and the Lead Arranger shall reasonably agree and, subject to such agreement, the Senior Secured Bridge Loan Documents shall permit arrangements in effect on the Closing Date between any of the unrestricted subsidiaries and the Borrower and the restricted subsidiaries.

“Incremental Equivalent Debt” (5) means any indebtedness consisting of (a) debt securities or other indebtedness for borrowed money (but not syndicated bank loans) secured on a first lien basis pari passu with the Senior Secured Notes (or the Senior Secured Bridge Facility) subject to compliance with a maximum Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended period of four fiscal quarters for which financial statements are internally available of 3.75:1.00, (b) loans, debt securities or other indebtedness for borrowed money secured on a junior basis with the Senior Secured Notes (or the Senior Secured Bridge Facility) subject to compliance with a maximum Consolidated Secured Net Leverage Ratio as of the last day of the most recently ended period of four fiscal quarters for which financial statements are internally available of 4.50:1.00, or (c) unsecured loans, unsecured debt securities or other unsecured indebtedness for borrowed money debt subject to compliance with a minimum Fixed Charge Coverage Ratio for the most recently ended period of four fiscal quarters for which financial statements are internally available of 2.0 to 1.0; in the case of each of clauses (a), (b) and (c), (i) such financial calculations shall be made after giving pro forma effect to the incurrence of such additional amount and after giving effect to all customary pro forma events and adjustments (but excluding the cash proceeds of any such proposed indebtedness for purposes of determining pro forma net debt), and (ii) such indebtedness, in the

(5)  If security on any first lien debt does not include the stock of the Borrower’s first tier PRC subsidiaries and the Incremental Equivalent Debt consists of an unsecured or second lien bond deal, the intercreditor agreement shall provide that such unsecured or second lien bonds are subordinated to any first lien debt with respect to proceeds received upon the exercise of remedies following an event of default from the sale of stock of any such PRC subsidiaries.

aggregate, shall be subject to a sublimit for non-guarantors in an amount to be agreed.

“Consolidated Secured Net Leverage Ratio” will be defined to mean the ratio of (a) Consolidated Total Debt which is secured by a lien on the Collateral, net of Available Unrestricted Cash, to (b) Consolidated EBITDA.

“Consolidated Total Net Leverage Ratio” will be defined to mean the ratio of (a) Consolidated Total Debt, net of Available Unrestricted Cash, to (b) Consolidated EBITDA.

“Fixed Charge Coverage Ratio” will be defined to mean the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges (to be as defined in the indenture for the Senior Secured Notes or, if no Senior Secured Notes have been issued on or prior to the Closing Date, the Senior Secured Exchange Notes, in each case, in a manner consistent with the Documentation Principles).

Events of Default:

The Senior Secured Bridge Loan Documents will contain such events of default (including notice and grace periods) limited to nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross-acceleration to material indebtedness and cross payment default to material indebtedness at final maturity thereof; bankruptcy or insolvency proceedings; material monetary judgments subject to a threshold amount; and actual or asserted invalidity of material guarantees or liens on a material portion of the Collateral.

Voting:

Amendments and waivers of the Senior Secured Bridge Loan Documents will require the approval of Lenders holding more than 50% of the aggregate principal amount of the Senior Secured Bridge Loans, except that the consent of each Lender directly adversely affected thereby shall be required with respect to (a) reductions of principal, interest or fees payable, (b) extensions of final maturity of the Senior Secured Bridge Loans or the due date of any interest or fee payment, (c) releases of all or substantially all of the guarantors or all or substantially all of the collateral and (d) changes in voting thresholds.

Cost and Yield Protection:

Customary for recent financings of this kind with leveraged affiliates of the Sponsor, it being agreed that the documentation will provide customary provisions regarding withholding tax liabilities and a customary exception to be agreed to the gross-up obligations for U.S. federal withholding taxes imposed pursuant to current Sections 1471-1474 of the Internal Revenue Code of 1986, as

amended (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any Treasury regulations or other published administrative guidance promulgated thereunder.

Expenses and Indemnification:

The Borrower shall pay (a) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Secured Bridge Administrative Agent and the Lead Arrangers incurred on or after the Closing Date (within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request associated with the syndication of the Senior Secured Bridge Loans and the preparation, execution, delivery and administration of the Senior Secured Bridge Loan Documents and any amendment or waiver with respect thereto (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Secured Bridge Administrative Agent and the Lead Arrangers taken as a whole and, if necessary, of one local counsel in the Cayman Islands, United States, Japan, Singapore, the People’s Republic of China, the Hong Kong Special Administrative Region of the People’s Republic of China and any other jurisdiction where a Guarantor is organized (other than jurisdictions of organization for immaterial Guarantors (to be mutually agreed))) and (b) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Secured Bridge Administrative Agent within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Secured Bridge Administrative Agent and the Lenders taken as a whole, and, if necessary, of one local counsel in the Cayman Islands, United States, Japan, Singapore, the People’s Republic of China, the Hong Kong Special Administrative Region of the People’s Republic of China and any other jurisdiction where a Guarantor is organized (other than jurisdictions of organization for immaterial Guarantors (to be mutually agreed))) in connection with the enforcement of the Senior Secured Bridge Loan Documents or protection of rights thereunder.

From and after the Closing Date, the Secured Bridge Administrative Agent, the Lead Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, agents, advisors and other representatives) (each, an “indemnified person”) will be indemnified for and held harmless against any losses, claims, damages, liabilities or expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the indemnified persons taken as a whole and, solely in the case of an actual conflict of interest, one additional counsel to the affected indemnified persons taken as a whole (and, if reasonably necessary, one local counsel in any relevant jurisdiction), incurred in respect of the Senior Secured Bridge Loans or the use or the proposed use of proceeds thereof, except to the extent they arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Senior Secured Bridge Loan Documents by, the relevant indemnified person or any of its affiliates or their respective officers, directors, employees, partners, agents, advisors or other representatives as determined by a final, non-appealable judgment of a court of competent jurisdiction or any dispute solely among the indemnified persons (other than claims against a Lead Arranger in its capacity or in fulfilling its role as the Secured Bridge Administrative Agent or arranger or any similar role under the Offshore Revolving Facility and other than any claims arising out of any act or omission of the Borrower, the Sponsor, or any of their affiliates), provided further that the Borrower shall not be liable for any indirect, special, punitive or consequential damages (other than in respect of any such damages required to be indemnified pursuant to the indemnification provisions).

Governing Law:	New York.

Counsel to the Commitment Parties and Lead Arrangers:	Latham & Watkins LLP.

CONFIDENTIAL	ANNEX I to
EXHIBIT C

Senior Secured Term Loans

Maturity:	The Senior Secured Term Loans will mature on the date that is seven years after the Closing Date.

Guarantees and Security:	Same as the Senior Secured Bridge Loans (except no guarantee by Holdings).

Interest Rate:	The Senior Secured Term Loans will bear interest at a rate equal to the Secured Cap (as defined in the Fee Letter).

Covenants, Defaults and Mandatory Offers to Purchase:

Upon and after the Senior Secured Conversion Date, the covenants, mandatory offers to purchase and defaults which would be applicable to the Senior Secured Exchange Notes, if issued, will also be applicable to the Senior Secured Term Loans in lieu of the corresponding provisions of the Senior Secured Bridge Loans (except that any offer to repurchase upon the occurrence of a change of control will be made at 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase).

Optional Prepayment:

The Senior Secured Term Loans may be prepaid, in whole or in part, at par, plus accrued and unpaid interest upon not less than three days’ prior written notice, at the option of the Borrower at any time.

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CONFIDENTIAL	ANNEX II to
EXHIBIT C

Senior Secured Exchange Notes

Issue:

The Senior Secured Exchange Notes will be issued under an indenture capable of being qualified under the Trust Indenture Act of 1939, as amended. Such indenture shall be negotiated in good faith and shall be based on forms of definitive documentation agreed to by you and the Commitment Parties, and such indenture (including all covenants, defaults and mandatory offers to purchase) shall be consistent with the terms in this Term Sheet and the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor.

Guarantees and Security:	Same as the Senior Secured Term Loans (and provided that stock pledges shall be subject to a customary S-X Rule 3-16 cutback).

Maturity:	The Senior Secured Exchange Notes will mature on the date that is seven years after the Closing Date.

Interest Rate:	The Senior Secured Exchange Notes will bear interest payable semi-annually in arrears at a rate equal to the Secured Cap (as defined in the Fee Letter).

Repurchase with Asset Sale Proceeds:

The Borrower will be required to make an offer to repurchase the Senior Secured Exchange Notes at 100% of the outstanding principal amount thereof with, subject to exceptions customary for high yield debt securities and consistent with the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor (including an exception for the net sale proceeds of certain PRC real estate assets), the net proceeds from any non-ordinary course asset sales by the Borrower or any of its restricted subsidiaries in excess of amounts either reinvested in a manner customary for high yield debt securities and consistent with the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor or applied to repay the Offshore Revolving Facility or other secured term loan debt that is incurred under the incremental portion of such Offshore Revolving Facility.

Repurchase upon Change of Control:

The Borrower will be required to make an offer to repurchase the Senior Secured Exchange Notes following the occurrence of a change of control at a price in cash equal to 101% (or 100% in the case of Senior Secured Exchange Notes held by the Commitment Parties or its affiliates other than Asset Management Affiliates (as defined in the Fee Letter)) of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

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Optional Redemption:

The Senior Secured Exchange Notes will be non-callable (subject to the make-whole and equity clawback exceptions in the two succeeding paragraphs below) until the third anniversary of the Closing Date; provided that notwithstanding the foregoing the Borrower may redeem up to 10% of the initial aggregate principal amount of the Senior Secured Bridge Facility in each of the first three years following the Closing Date at 103% of the aggregate principal amount of Senior Secured Exchange Notes being redeemed plus accrued and unpaid interest thereon. Thereafter, each Senior Secured Exchange Note will be callable at par plus accrued interest plus a premium equal to 50% of the coupon on such Senior Secured Exchange Note, which premium shall decline to 25% on the fourth anniversary of the Closing Date and which premium shall further decline to zero on the fifth anniversary of the Closing Date.

Prior to the third anniversary of the Closing Date, the Borrower may redeem Senior Secured Exchange Notes at a make-whole price based on U.S. Treasury notes with a maturity closest to the third anniversary of the Closing Date plus 50 basis points.

Prior to the third anniversary of the Closing Date, the Borrower may redeem up to 40% of the Senior Secured Exchange Notes in a principal amount not to exceed an amount equal to the gross proceeds from an equity offering at a redemption price equal to par plus the coupon on such Senior Secured Exchange Notes.

The optional redemption provisions will be otherwise consistent with the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor. So long as no Demand Failure Event (as defined in the Fee Letter) has occurred, any Senior Secured Exchange Notes held by (and for so long as they are held by) the Commitment Parties or their affiliates (other than Asset Management Affiliates) shall be redeemable at any time and from time to time at the option of the Borrower at a redemption price equal to par plus accrued and unpaid interest to the redemption date.

Defeasance Provisions:	Consistent with the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor.

Modification:	Consistent with the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor.

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Covenants:

Consistent with the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor (including an exception to the restricted payment covenant for unlimited restricted payments with the net sale proceeds of certain PRC real estate assets subject to pro forma compliance with a maximum Consolidated Total Net Leverage Ratio to be agreed) (but in any event less restrictive than those in the Senior Secured Bridge Facility and with a reporting covenant appropriate for transactions of this kind).

Registration Rights:	None.

Events of Default:

Consistent with the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor (but in any event less restrictive than those in the Offshore Revolving Facility).

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CONFIDENTIAL	EXHIBIT D

Project Galaxy
Senior Secured Cash Bridge Loans
Summary of Principal Terms and Conditions(6)

Borrower:	The Borrower under the Offshore Revolving Facility.

Administrative Agent:

Bank of America, will act as sole and exclusive administrative agent (in such capacity, the “Cash Bridge Administrative Agent”) for a syndicate of banks, financial institutions and institutional lenders reasonably acceptable to the Borrower (such consent not to be unreasonably withheld or delayed) excluding any Disqualified Lender (together with the Initial Lenders, the “Lenders”), and will perform the duties customarily associated with such role.

Joint Bookrunners and Joint Lead Arrangers:

Merrill Lynch, Citi and HSBC Securities will act as joint lead arrangers for the Cash Bridge Loans (the “Lead Arrangers”) and Bank of America, Citi and HSBC Securities will act as joint bookrunners, and will perform the duties customarily associated with such roles.

Bridge Loans:

Senior Secured Cash Bridge Loans (the “Cash Bridge Loans”) made available in two separate facilities, (i) the Onshore Cash Bridge Facility, to be repaid with cash proceeds made available to the Borrower by certain subsidiaries of the Company established or organized in the People’s Republic of China (excluding Hong Kong, Macau and Taiwan) (“PRC”), and (ii) the Offshore Cash Bridge Facility to be repaid with cash proceeds made available to the Borrower by certain subsidiaries of the Company established or organized in jurisdictions other than PRC.

Uses of Proceeds:

The proceeds of the Cash Bridge Loans will be used by the Borrower on the Closing Date, together with the proceeds of the Offshore Revolving Facility, the Equity Contribution, the Senior Secured Notes (if any) and/or the Senior Secured Bridge Loans and certain cash available on the balance sheet of the Company, solely to pay the consideration for the Acquisition, to refinance certain existing indebtedness of the Company and its subsidiaries (including accrued and unpaid interest and applicable premiums) and to pay costs and expenses related to the Transactions.

(6)  All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto.  In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

Principal Amount:

$70 million of Cash Bridge Loans, of which $30 million will be allocated to the Onshore Cash Bridge Facility and $40 million will be allocated to the Offshore Cash Bridge Facility; provided that on or prior to the Closing Date, the Borrower shall be able to reallocate up to $10 million of Cash Bridge Loans either from the Onshore Cash Bridge Facility to the Offshore Cash Bridge Facility or from the Offshore Cash bridge Facility to the Onshore Cash Bridge Facility.

Ranking:	The Cash Bridge Loans will constitute senior secured indebtedness of the Borrower.

Guarantees:

Each existing and subsequently acquired or organized guarantor of the Offshore Revolving Facility will jointly and severally guarantee the Cash Bridge Loans on a senior secured basis, with the guarantee of each such guarantor under the Cash Bridge Facility being pari passu in right of payment with all obligations under the Offshore Revolving Facility. Any guarantee will be automatically released upon the release of the corresponding guarantee under the Offshore Revolving Facility (other than upon payment in full thereof) and shall otherwise be subject to release on terms and conditions customary for high yield debt securities.

Security:

The Cash Bridge Loans will be secured by (a) the same assets securing the Offshore Revolving Facility, with the security interest being subject to the “superpriority” status of the obligations under the Offshore Revolving Facility and obligations under the Incremental Facilities, and (b) the Controlled Offshore Cash Bridge Accounts.

Interest Rates:

Interest for the first three-month period commencing on the Closing Date shall be payable in respect of Cash Bridge Loans at (a) LIBOR (as defined below) plus (b) 275 basis points. Thereafter, interest on the Cash Bridge Loans under the Onshore Cash Bridge Facility shall increase by an additional 50 basis points at the beginning of each three-month period subsequent to the initial three-month period, increasing to a maximum equal to 425 basis points with respect to the Cash Bridge Loans under the Onshore Cash Bridge Facility.

“LIBOR” on any date, means the London interbank offered rate for dollars, adjusted for customary Eurodollar reserve requirements if any, for a three month period (as determined two business days prior to the start of the applicable interest period).

Interest Payments:	Interest on the Cash Bridge Loans will be payable in cash, quarterly in arrears.

Default Rate:	The applicable interest rate plus 2.00% on overdue amounts.

Notwithstanding anything to the contrary set forth herein, in no event shall any cap or limit on the yield or interest rate payable with respect to the Cash Bridge Loans affect the payment of any default rate of interest in respect of any Cash Bridge Loans.

Maturity:

The Cash Bridge Loans under the Onshore Cash Bridge Facility will mature eleven months after the Closing Date (the “Onshore Maturity Date”) with the outstanding Principal Amount of Cash Bridge Loans in respect of the Onshore Cash Bridge Facility and accrued unpaid interest thereon payable on the Onshore Maturity Date, and the Cash Bridge Loans under the Offshore Cash Bridge Facility will mature three months after the Closing Date (the “Offshore Maturity Date”) with the outstanding Principal Amount of Cash Bridge Loans in respect of the Offshore Cash Bridge Facility and accrued unpaid interest thereon payable on the Offshore Maturity Date.

Mandatory Prepayment:

The Cash Bridge Loans under the Offshore Cash Bridge Facility shall be prepaid at 100% of the outstanding principal amount thereof with the proceeds of any dividends or distributions received by the Borrower from the Designated Offshore Cash Bridge Accounts. The Cash Bridge Loans under the Onshore Cash Bridge Facility shall be prepaid at 100% of the outstanding principal amount thereof with the proceeds of any dividends or distributions received by the Borrower from the Designated Onshore Cash Bridge Accounts.

Optional Prepayment:

The Cash Bridge Loans may be prepaid, in whole or in part, at par plus accrued and unpaid interest upon not less than three business days’ prior written notice, at the option of the Borrower at any time.

Assignments and Participations:

The Lenders will be permitted to assign (other than to any Disqualified Lender, (a list of which will be maintained by the Cash Bridge Administrative Agent and posted to all Lenders subject to each Lender’s agreement prior to accessing such posting that such list is confidential and may not be disclosed or shared with anyone)) loans and commitments under the Cash Bridge Facility with the consent of the Borrower (not to be unreasonably withheld); provided that no consent of the Borrower shall be required (A) if such assignment is made to another Lender that is a Lender under the Cash Bridge Facility, or (B) after the occurrence and during the continuance of a payment or bankruptcy (with respect to the Borrower) Event of Default. All assignments will require the consent of the Offshore

Bank Administrative Agent, not to be unreasonably withheld or delayed. Each assignment will be in an amount of an integral multiple of $5,000,000 or, if less, all of such Lender’s remaining loans and commitments. Assignments will be by novation. An assignment fee in the amount of $3,500 shall be paid by the respective assignor or assignee to the Cash Bridge Administrative Agent.

The Lenders will be permitted to sell participations in the Cash Bridge Loans and commitments under the Cash Bridge Facility without restriction other than to any Disqualified Lender (a list of which will be maintained by the Cash Bridge Administrative Agent and posted to all Lenders subject to each Lender’s agreement prior to accessing such posting that such list is confidential and may not be disclosed or shared with anyone). Voting rights of participants shall be limited to matters in respect of (a) increases in commitments participated to such participants, (b) reductions of principal, interest or fees, (c) extensions of final maturity of the Cash Bridge Loans, interest or fee payment, (d) releases of the guarantees of all or substantially all of the guarantors or all or substantially all of the collateral, and (e) changes in voting thresholds.

Conditions Precedent to Cash Bridge Loans:	Subject to the Certain Funds Provision, the borrowing of the Cash Bridge Loans will be subject only to the Funding Conditions.

Cash Bridge Loan Documents:

The definitive documentation relating to the Cash Bridge Loans (the “Cash Bridge Loan Documents”) shall be negotiated in good faith to finalize the Cash Bridge Loan Documents as promptly as practicable following the execution of the Commitment Letter, giving effect to the Certain Funds Provision, shall be based on the definitive documentation for Apx Group, Inc. credit facilities (or if requested by Newco, another mutually acceptable precedent) with such conforming changes as are necessary to reflect the short-term nature of the Cash Bridge Facility and the differing maturity dates of the Onshore Cash Bridge Facility and the Offshore Cash Bridge Facility (but shall be no more restrictive than the Offshore Revolving Facility Documentation or Senior Secured Bridge Loan Documents), shall contain the terms and conditions set forth in this Term Sheet and shall be consistent with the Documentation Principles as applied to recent transactions of this kind with leverage affiliates of the Sponsor. Such Cash Bridge Loan Documents shall contain only those payments, conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default expressly set forth in this Exhibit D, in each case, applicable to the

Borrower and its restricted subsidiaries and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods consistent with the Documentation Principles as applied to recent transactions of this kind with leverage affiliates of the Sponsor. Counsel to the Sponsor shall prepare initial drafts of the Cash Bridge Loan Documents consistent with the Documentation Principles.

Representations and Warranties:

To the extent applicable to the Cash Bridge Facility, the Cash Bridge Loan Documents will contain representations and warranties as are substantially similar to those for the Offshore Revolving Facility, with modifications customary for bridge loan financings of this type to the extent necessary to reflect differences in documentation.

Covenants:

To the extent applicable to the Cash Bridge Facility, the Cash Bridge Loan Documents will contain such affirmative covenants substantially similar to (but less restrictive and burdensome than) those for the Offshore Revolving Facility to the extent applicable and with modifications to reflect the differences in the facilities, and the Cash Bridge Loan Documents will contain such incurrence-based negative covenants as are substantially similar to those for the Senior Secured Notes or, if no Senior Secured Notes have been issued on or prior to the Closing Date, the Senior Secured Exchange Notes, to the extent applicable to the Cash Bridge Facility and with modifications necessary to reflect the differences in the documentation.

Offshore Cash Bridge Accounts

The Cash Bridge Loan Documents will contain a covenant that will require the Borrower to cause its Offshore Subsidiaries to deposit cash within 5 business days after the Closing Date (subject to extensions by the Cash Bridge Administrative Agent in its reasonable discretion) into certain designated bank accounts maintained with the Cash Bridge Administrative Agent or its affiliates or designees (such accounts, the “Designated Offshore Cash Bridge Accounts”) in an amount at anytime not less than the principal amount of the outstanding Cash Bridge Loans under the Offshore Cash Bridge Facility. Any cash held in the Designated Offshore Cash Bridge Accounts may not be co-mingled with any other cash of the Borrower or its subsidiaries and shall not be used for any purpose other than making a dividend or distribution the proceeds of which will be used by the Borrower to repay the outstanding Cash Bridge Loans under the Offshore Cash Bridge Facility.

The Cash Bridge Loan Documents will contain a covenant that will require the Borrower, to the extent permitted by applicable law, rules and regulations, and after compliance with any financial assistance, “whitewash” and similar requirements, to cause all Designated Offshore Cash Bridge Accounts to be subject to a security interest in favor of the Cash Bridge Administrative Agent pursuant to a control agreement or such other means necessary to obtain a perfected security interest or the equivalent in each applicable jurisdiction (such accounts, the “Controlled Offshore Cash Bridge Accounts”). An event of default under the Offshore Cash Bridge Facility will occur if at any time after the date that is 45 days after the Closing Date (subject to an extension of 15 days by the Cash Bridge Administrative Agent in its reasonable discretion) the aggregate principal amount then outstanding under the Offshore Cash Bridge Facility exceeds the amount of cash and cash equivalents held in the Controlled Offshore Bridge Accounts by more than $5,000,000.

Onshore Cash Bridge Accounts

The Cash Bridge Loan Documents will contain a covenant that will require the Borrower to cause its Onshore Subsidiaries to deposit cash within 5 business days (subject to extensions by the Cash Bridge Administrative Agent in its reasonable discretion) into certain designated bank accounts maintained with the Cash Bridge Administrative Agent or its affiliates or designees (such accounts, the “Designated Onshore Cash Bridge Accounts”) in an amount at anytime not less than the principal amount of the outstanding Cash Bridge Loans under the Onshore Cash Bridge Facility (net of any applicable withholding taxes and any other deductions that will be applied to such cash prior to the Offshore Borrower using such cash to repay the Onshore Cash Bridge Facility). Any cash held in the Designated Onshore Cash Bridge Accounts may not be co-mingled with any other cash of the Borrower or its subsidiaries and shall not be used for any purpose other than making a dividend or distribution the proceeds of which will be used by the Borrower to repay the outstanding Cash Bridge Loans under the Onshore Cash Bridge Facility. For the avoidance of doubt, the Cash Bridge Facility will not be secured by the Designated Onshore Cash Bridge Accounts, but, to the extent permitted by applicable laws, rules and regulations of the PRC (and after compliance with any requirements thereof), such Designated Onshore Cash Bridge Accounts will be subject to customary PRC-law governed escrow agreements.

Events of Default:

The Cash Bridge Loan Documents will contain such events of default as are substantially similar to those for the Senior Secured Notes or, if no Senior Secured Notes have been issued on or prior to the Closing Date, the Senior Secured Exchange Notes, to the extent applicable to the Cash Bridge Facility and with modifications necessary to reflect the differences in the documentation.

Voting:

Amendments and waivers of the Cash Bridge Loan Documents will require the approval of Lenders holding more than 50% of the aggregate principal amount of the Cash Bridge Loans, except that the consent of each Lender directly adversely affected thereby shall be required with respect to (a) reductions of principal, interest or fees payable to such Lender, (b) extensions of final maturity of the Cash Bridge Loans of such Lender or the due date of any interest or fee payment, (c) releases of all or substantially all of the guarantors or all or substantially all of the collateral and (d) changes in voting thresholds.

Cost and Yield Protection:

Customary for financings of this kind, it being agreed that the documentation will provide customary provisions regarding withholding tax liabilities and a customary exception to be agreed to the gross-up obligations for U.S. federal withholding taxes imposed pursuant to current Sections 1471-1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any Treasury regulations or other published administrative guidance promulgated thereunder.

Expenses and Indemnification:

The Borrower shall pay (a) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Cash Bridge Administrative Agent and the Lead Arrangers incurred on or after the Closing Date (within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request associated with the syndication of the Cash Bridge Loans and the preparation, execution, delivery and administration of the Cash Bridge Loan Documents and any amendment or waiver with respect thereto (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Cash Bridge Administrative Agent and the Lead Arrangers taken as a whole and, if necessary, of one local counsel in the Cayman Islands, United States, Japan, Singapore, the People’s Republic of China, the Hong Kong Special Administrative Region of the People’s Republic of China and any other jurisdiction where a Guarantor is organized (other than jurisdictions of organization for immaterial Guarantors (to be mutually agreed))) and (b) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Cash Bridge Administrative Agent within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Cash Bridge Administrative Agent and the Lenders taken as a whole, and, if necessary, of one local counsel in the Cayman Islands, United States, Japan, Singapore, the People’s Republic of China, the Hong Kong Special Administrative Region of the People’s Republic of China and any other jurisdiction where a Guarantor is organized (other than jurisdictions of organization for immaterial Guarantors (to be mutually agreed))) in connection with the enforcement of the Cash Bridge Loan Documents or protection of rights thereunder.

From and after the Closing Date, the Cash Bridge Administrative Agent, the Lead Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, agents, advisors and other representatives) (each, an “indemnified person”) will be indemnified for and held harmless against any losses, claims, damages, liabilities or expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the indemnified persons taken as a whole and, solely in the case of an actual conflict of interest, one additional counsel to the affected indemnified persons taken as a whole (and, if reasonably necessary, one local counsel in any relevant jurisdiction), incurred in respect of the Cash Bridge Loans or the use or the proposed use of proceeds thereof, except to the extent they arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Cash Bridge Loan Documents by, the relevant indemnified person or any of its affiliates or their respective officers, directors, employees, partners, agents, advisors or other representatives as determined by a final, non-appealable judgment of a court of competent jurisdiction or any dispute solely among the indemnified persons (other than claims against a Lead Arranger in its capacity or in fulfilling its role as the Cash Bridge Administrative Agent or arranger or any similar role under the Offshore Revolving Facility and other than any claims arising out of any act or omission of the Borrower, the Sponsor, or any of their affiliates), provided further that the Borrower shall not be liable for any indirect, special, punitive or consequential damages (other than in respect of any such damages required to be indemnified pursuant to the indemnification provisions).

Governing Law:	New York.

Counsel to the Commitment Parties and Lead Arrangers:	Latham & Watkins LLP

CONFIDENTIAL	EXHIBIT E

Project Galaxy
Senior Secured Onshore Revolving Credit Facility
Summary of Principal Terms and Conditions(7)

Onshore Borrower:	One or more existing and future subsidiaries of the Company established or organized in the PRC (the “Onshore Borrower”).

Administrative Agent:

Bank of America will act as sole and exclusive administrative agent (or its designated affiliate, in such capacity, the “Onshore Bank Administrative Agent”) and collateral agent for a syndicate of banks, financial institutions and institutional lenders reasonably acceptable to the Onshore Borrower (such consent not to be unreasonably withheld or delayed) excluding any Disqualified Lender (together with the Initial Lenders, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunners and Joint Lead Arrangers:

Merrill Lynch, Citi and HSBC Securities will act as lead arrangers for the Onshore Revolving Facility (or their designated affiliates, in such capacity, the “Lead Arrangers”) and Merrill Lynch, Citi and HSBC Securities will act as joint bookrunners, and will perform the duties customarily associated with such roles.

Onshore Revolving Credit Facility:

A senior secured revolving credit facility in an aggregate principal amount of RMB equivalent to $20 million (or, if applicable, the equivalent amount thereof converted to U.S. dollars) (the “Onshore Revolving Facility”), of which up to an amount to be agreed will be available in the form of letters of credit. Amounts under the Onshore Revolving Facility will be available for utilization in RMB with same day borrowings available on any business day so long as the notice of borrowing is made prior to 11:00 a.m. on such business day. The Onshore Revolving Facility shall be used according to the Provisional Measures on Working Capital Lending, and for any single payment of an agreed amount that is required to be made way of Entrusted Payment (as defined below), the Onshore Borrower shall provide the invoices, certificates, or other documentary evidence for such payment.

(7)  All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto.  In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

Incremental Facilities:

The Onshore Revolving Facility Documentation will permit the Onshore Borrower to add one or more revolving credit facilities and/or increase commitments under the Onshore Revolving Facility (any such revolving credit facility or increase, an “Incremental Onshore Facility”) in an aggregate principal amount up to the lesser of (x) the RMB equivalent to the Available Superpriority Amount and (y) (1) RMB equivalent to $75 million minus (2) the aggregate amount of Incremental Facilities incurred under the free and clear basket in Exhibit B; provided that:

(i) the Incremental Onshore Facilities will rank pari passu or junior in right of payment with the existing Onshore Revolving Facility (and to the extent subordinated in right of payment, subject to intercreditor arrangements consistent with the Documentation Principles);

(ii) the Incremental Onshore Facilities will have a final maturity no earlier than the final maturity of the Onshore Revolving Facility;

(iii) any Incremental Facility (x) that is an increase in commitments to an existing Onshore Revolving Facility or existing Incremental Onshore Facility shall be on the same terms (including maturity date and interest rates) and pursuant to the same documentation (other than the amendment evidencing such Incremental Onshore Facility) applicable to such existing facility, (y) may not provide for scheduled amortization or mandatory commitment reductions prior to the then final scheduled maturity date of the Onshore Revolving Facility and may not have a final scheduled maturity earlier than the final scheduled maturity of the Onshore Revolving Facility but (z) may provide for the ability to permanently repay and terminate revolving commitments on a pro rata basis or less than pro rata basis with other then-outstanding revolving credit facility tranches (including the Onshore Revolving Facility and any other Incremental Onshore Facility);

(iv) extensions of credit under any Incremental Onshore Facility will be subject to the conditions set forth under the heading “Conditions Precedent to Borrowings after the Closing Date” except (A) to the extent of any waiver of a borrowing notice in the amendment evidencing an Incremental Onshore Facility, and (B) with respect to any Incremental Onshore Facility used in whole or in part to finance a permitted acquisition or a permitted investment consisting of the purchase or other acquisition of equity, assets or combination thereof from a third party, including by merger or amalgamation, such conditions related to the making and accuracy of representations and warranties (other than the Specified Representations (conformed as necessary for such transaction)) or the absence of a default or event of default (other than with respect to a payment or bankruptcy event of default), may be waived or limited, as agreed between the Onshore Borrower and the lenders under such Incremental Onshore Facility without the consent of the Onshore Bank Administrative Agent or any existing Lender;

(v) the All-In Yield applicable to any Incremental Onshore Facility will be determined by the Onshore Borrower and the Lenders providing such Incremental Onshore Facility, provided that with respect to any Incremental Onshore Facility that is obtained on or prior to the date that is 18 months after the Closing Date, the All-In Yield will not be more than 0.50% higher than the corresponding All-In Yield for the existing Onshore Revolving Facility (calculated in the same manner and after giving effect to any amendment to interest rate margins under such Onshore Revolving Facility after the Closing Date but immediately prior to the time of the addition of such Incremental Onshore Facility), unless the interest rate margins with respect to the existing Onshore Revolving Facility are increased by an amount equal to the difference between the All-In Yield with respect to the Incremental Onshore Facility and the corresponding All-In Yield on the existing Onshore Revolving Facility minus 0.50% (it being agreed that any increase in yield to any existing Onshore Revolving Facility required due to the application of an interest rate floor on any Incremental Onshore Facility may be effected in whole or in part at the sole discretion of the Onshore Borrower through an increase in (or implementation of, as applicable) an interest rate floor applicable to the existing Onshore Revolving Facility); and

(vi) except as otherwise required or permitted in clauses (i) through (v) above, all other terms of such Incremental Onshore Facility, to the extent not consistent with the terms of the existing Onshore Revolving Facility, shall be reasonably satisfactory to the Onshore Bank Administrative Agent (it being understood that to the extent (1) any financial maintenance covenant is added for the benefit of any Incremental Onshore Facility, no consent shall be required from the Onshore Bank Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Onshore Revolving Facility, and (2) that covenants and defaults that are only applicable after the latest maturity date at the time of such Incremental Onshore Facility closing date shall be as agreed between the Onshore Borrower and the lenders providing such Incremental Onshore Facility and need not be reasonably satisfactory to the Onshore Bank Administrative Agent).

The Onshore Borrower may in its sole discretion seek commitments in respect of the Incremental Onshore Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders (in the case of such additional banks, financial institutions and other institutional lenders, subject to the consent of Onshore Bank Administrative Agent, and each Issuing Bank (in each case, not to be unreasonably withheld or delayed) if such consent is required under “Assignments and Participations”) who will become Lenders in connection therewith. No Lender shall be under any obligation to provide any portion of any requested Incremental Onshore Facilities.

Purpose:

The letters of credit and the proceeds of loans under the Onshore Revolving Facility will be used by the Onshore Borrower solely for working capital and general corporate purposes in accordance with applicable laws.

Availability:

Loans under the Onshore Revolving Facility will be made available on the Closing Date for working capital needs and other general corporate purposes (and, to the extent permitted by applicable laws, to pay fees, expenses and other amount associated with implementing the Onshore Revolver Facility) and to replace, backstop or cash collateralize existing letters of credit, guarantees and performance and similar bonds. The Lenders may transfer loan proceeds: (i) through the Onshore Borrower’s account to the transaction counterparty pursuant to the loan purpose under the Onshore Revolving Facility Documentation (“Entrusted Payment”); or (ii) to the Onshore Borrower’s account for its self-use; provided that the Borrower shall provide quarterly loan utilization reports together with supporting documents (if any) to prove that the loan proceeds have been used pursuant to the Onshore Revolving Facility Documentation. For the avoidance of doubt, the disbursements in excess of RMB 10,000,000 shall be made by Entrusted Payment.

Letters of credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees and performance and similar bonds outstanding on the Closing Date (including by “grandfathering” such existing letters of credit in the Onshore Revolving Facility) or for other general corporate purposes.

Loans under the Onshore Revolving Facility will be available at any time prior to the final maturity of the Onshore Revolving Facility, in minimum principal amounts to be agreed. Amounts repaid under the Onshore Revolving Facility may be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:

Subject to applicable PRC laws and regulations, for any other payment default in relation to the Onshore Revolving Facility (including but not limited to any failure to pay upon acceleration of the Onshore Revolving Facility), 130% of the applicable interest rate; for misapplication or misappropriation of the any principal payable under or in respect of the Onshore Revolving Facility, 150% of the applicable interest rate.

Letters of Credit:

Letters of credit under the Onshore Revolving Facility will be issued by the Onshore Bank Administrative Agent and/or another Lender under the Onshore Revolving Facility reasonably acceptable to the Onshore Borrower and the Onshore Bank Administrative Agent (each, an “Issuing Bank”); provided that, for the avoidance of doubt, any letter of credit may take the form of a bank guarantee. Each letter of credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) unless arrangements reasonably acceptable to the Issuing Bank and the Onshore Bank Administrative Agent have been entered into, the fifth business day prior to the final maturity of the Onshore Revolving Facility; provided that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above, except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the Issuing Bank and the Onshore Bank Administrative Agent).

Drawings under any letter of credit shall be reimbursed by the Onshore Borrower within no more than one business day after notice of drawing is delivered. To the extent that the Onshore Borrower does not reimburse the Issuing Bank within one business day, the Lenders under the Onshore Revolving Facility shall be irrevocably obligated to reimburse the Issuing Bank pro rata based upon their respective Revolving Facility commitments.

If any Lender becomes a “Defaulting Lender”, then the letter of credit exposure of such Defaulting Lender will automatically be reallocated among the non-Defaulting Lenders pro rata in accordance with their commitments under the Onshore Revolving Facility up to an amount such that the revolving credit exposure of such non-Defaulting Lender does not exceed its commitments. In the event that such reallocation does not fully cover the letter of credit exposure of such Defaulting Lender, the applicable Issuing Bank may require the Onshore Borrower to cash collateralize such “uncovered” exposure in respect of each outstanding letter of credit and will have no obligation to issue new letters of credit, or to extend, renew or amend existing letters of credit to the extent letter of credit exposure would exceed the commitments of the non-Defaulting Lenders, unless such “uncovered” exposure is cash collateralized to the Issuing Bank’s reasonable satisfaction.

Final Maturity:

The Onshore Revolving Facility will mature on the date that is five years after the Closing Date; provided that the Onshore Revolving Facility Documentation shall provide the right for the Onshore Borrower, subject to terms and conditions consistent with the Offshore Revolving Facility Documentation, to extend commitments and/or outstandings of each Onshore Revolving Lender pursuant to one or more tranches with only the consent of the respective extending Lenders (it being understood that each Onshore Revolving Lender under the tranche that is being extended shall have the opportunity to participate in such extension on the same terms and conditions as each other Onshore Revolving Lender under such tranche).

Onshore Guarantees:

All obligations of the Onshore Borrower (the “Onshore Borrower Obligations”) under the Onshore Revolving Facility will be unconditionally guaranteed jointly and severally on a senior secured basis (the “Onshore Guarantees”) by certain wholly owned material subsidiaries of the Company organized or established in the PRC other than Excluded Onshore Subsidiaries and subject to compliance with applicable laws, rules and regulations, (the “Onshore Guarantors”) within a reasonable period of time after the Closing Date to be agreed with the Commitment Parties.

“Excluded Onshore Subsidiaries” shall include (a) any direct or indirect subsidiary established or organized outside the PRC, (b) any direct or indirect subsidiary that is prohibited or restricted by applicable law, rule or regulation whether on the Closing Date or thereafter or by contract in effect on the Closing Date or the date of the acquisition of any subsidiary (with respect to subsidiaries acquired after the Closing Date) from guaranteeing indebtedness of the Onshore Borrower, (c) unrestricted subsidiaries, (d) captive insurance companies, (e) not-for-profit subsidiaries, (f) special purpose entities, (g) immaterial subsidiaries (defined in a manner to be agreed), (h) any direct or indirect subsidiary the guarantee by which would result in material adverse tax consequences as reasonably determined by the Onshore Borrower in consultation with the Onshore Bank Administrative Agent, (i) any direct or indirect subsidiary to the extent that the burden or cost of obtaining a guaranty from such subsidiary outweighs the benefit afforded thereby as reasonably determined by the Onshore Bank Administrative Agent (in consultation with the Onshore Borrower) and (j) other customary excluded subsidiaries consistent with the Documentation Principles.

Security:

The Onshore Borrower Obligations will be secured by, subject to permitted liens, a first ranking interest in certain assets of the Onshore Borrower and each Onshore Guarantor to be agreed with the Commitment Parties prior to the Closing Date (collectively, the “Collateral”), including but not limited to a perfected pledge of all of the capital stock of the Onshore Borrower and such other collateral as is customary for facilities of this size and transactions of this nature. The Onshore Borrower and the Onshore Guarantors shall covenant to make the relevant PRC applications for registrations and approvals of security interests in the Collateral within a reasonable period after the Closing Date to be agreed with the Commitment Parties.

Notwithstanding the foregoing, the Collateral shall not include: (i) any immaterial fee-owned real property and any leasehold interest (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (ii) perfection of motor vehicles and other assets subject to certificates of title, (iii) all commercial tort claims below a threshold to be agreed, (iv) any governmental licenses or state or local franchises, charters and authorizations, to the extent the grant of a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby, (v) liens, pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party, subject to the last sentence of the preceding paragraph), (vi) margin stock and equity interests in any person other than wholly-owned restricted subsidiaries (but excluding immaterial subsidiaries and other Excluded Subsidiaries), (vii) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition, (viii) any assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Onshore Borrower in consultation with the Onshore Bank Administrative Agent, (ix) letter of credit rights, (x) cash and cash equivalents, deposit, bank and securities accounts (including securities entitlements and related assets), (xi) any assets requiring perfection through control agreements or perfection by “control”, (xii) any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and (xiii) assets where the cost of obtaining a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by the Onshore Bank Administrative Agent (in consultation with the Onshore Borrower). In each applicable instance in this paragraph and the preceding paragraph, materiality shall be determined in a manner to be mutually agreed.

Notwithstanding the foregoing, the requirements of the preceding two paragraphs shall be subject to the Certain Funds Provisions.

Mandatory Prepayments:

None, subject to customary prepayment requirements if borrowings under the Onshore Revolving Facility exceed the commitments thereunder (and any prepayments solely to the extent required to be included by applicable PRC law in credit facilities of this type).

Voluntary Prepayments and Reductions in Commitments:

Voluntary reductions of the unutilized portion of the Onshore Revolving Facility commitments and prepayments of borrowings will be permitted at any time (subject to customary notice requirements), in minimum principal amounts to be agreed, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of borrowings prior to the last day of the relevant interest period.

Onshore Revolving Facility Documentation:

The Facility Documentation for the Onshore Revolving Facility (the “Onshore Revolving Facility Documentation”) shall be negotiated in good faith to finalize the Onshore Revolving Facility Documentation as promptly as practicable following the execution of the Commitment Letter, giving effect to the Certain Funds Provision and shall be based on the Offshore Revolving Facility Documentation, and shall contain only those payments, conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default expressly set forth in this Exhibit E, in each case, applicable to the Onshore Borrower and its restricted subsidiaries and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods consistent with the Documentation Principles as applied to recent transactions of this kind with leveraged affiliates of the Sponsor (collectively, the “Documentation Principles”). Counsel to the Sponsor shall prepare the initial drafts of the Onshore Revolving Facility Documentation consistent with the Documentation Principles.

Representations and Warranties:

To the extent applicable to the Onshore Revolving Facility, the Onshore Revolving Facility Documentation will contain representations and warranties as are substantially similar to those for the Offshore Revolving Facility with respect to the Onshore Borrower and the Onshore Guarantors only, with modifications customary for financings of this type and to the extent necessary to reflect the differences in the documentation (and any representations and warranties for the benefit of the Lenders solely to the extent required to be included by applicable PRC law in credit facilities of this type).

Conditions Precedent to Initial Borrowing:	Subject to the Certain Funds Provision, the initial borrowings under the Onshore Revolving Facility on the Closing Date will be subject only to the Funding Conditions.

Conditions Precedent to Borrowings after the Closing Date:	Delivery of notice, accuracy of representations and warranties in all material respects and absence of defaults.

Covenants:

To the extent applicable to the Onshore Revolving Facility with respect to the Onshore Borrower and the Onshore Guarantors only, the Onshore Revolving Facility Documentation will contain such affirmative covenants substantially similar to (with such additional affirmative covenants solely to the extent required pursuant to applicable PRC law in credit facilities of this type, but otherwise no more restrictive and burdensome than) those for the Offshore Revolving Facility to the extent applicable and with modifications to reflect the differences in the facilities, and the Onshore Revolving Facility Documentation will contain such incurrence-based negative covenants as are substantially similar to those for the Senior Secured Notes or, if no Senior Secured Notes have been issued on or prior to the Closing Date, the Senior Secured Exchange Notes, to the extent applicable to the Onshore Revolving Facility and with modifications customary for loan financings of this type to the extent necessary to reflect the differences in the documentation, which shall not restrict (a) any acquisitions, disposals, indebtedness, loans or other similar transactions among any restricted subsidiaries of the Company that are established or organized in the PRC, regardless of whether or not an Onshore Borrower or Onshore Guarantor, and (b) so long as no Event of Default shall be continuing, restrict dividends and other payments to any direct or indirect parent companies made in accordance with applicable laws.

Financial Covenant:

The Onshore Revolving Facility will contain the same Financial Covenant as the Offshore Revolving Facility (to be calculated with respect to the Offshore Borrower), but in determining whether such Financial Covenant will be tested, to be determined by reference to borrowings outstanding under the Onshore Revolving Facility and with an equivalent ability to make Specified Equity Contributions and subject to equivalent “stand-still” provisions.

Unrestricted Subsidiaries:

Unrestricted subsidiaries established or organized in the PRC will not be subject to the representations and warranties, affirmative or negative covenants or event of default provisions of the Onshore Revolving Facility Documentation and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining any financial ratio or covenant contained in the Onshore Revolving Facility Documentation. On the Closing Date, the Onshore Borrower will be permitted to designate certain subsidiaries as unrestricted subsidiaries under the Onshore Revolving Facility Documentation as the Onshore Borrower and the Lead Arrangers shall reasonably agree and, subject to such agreement, the Onshore Revolving Facility Documentation shall permit arrangements in effect on the Closing Date between any of the unrestricted subsidiaries and the Onshore Borrower and the restricted subsidiaries.

Events of Default:

The Onshore Revolving Facility Documentation will contain such events of default with respect to the Onshore Borrower and the Onshore Guarantors only, substantially similar to those for the Offshore Revolving Facility, to the extent applicable to the Onshore Revolving Facility and with modifications customary for loan financings of this type to the extent necessary to reflect the differences in the facilities (including the occurrence of a change of control (to be tested with respect to the Offshore Borrower and to be as defined in the indenture for the Senior Secured Notes or, if no Senior Secured Notes have been issued on or prior to the Closing Date, the Senior Secured Exchange Notes, in each case, in a manner consistent with the Documentation Principles)).

Voting:

Amendments and waivers of the Onshore Revolving Facility Documentation will require the approval of Lenders holding more than 50% of the aggregate principal amount of the loans and commitments under the Onshore Revolving Facility (the “Required Onshore Bank Lenders”), except that the consent of each Lender directly adversely affected thereby shall be required with respect to (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees, (c) extensions of final maturity or the due date of any interest or fee payment, (d) releases of all or substantially all Onshore Guarantors or all or substantially all of the Collateral, and (e) changes in voting percentages. Defaulting Lenders will be subject to the suspension of certain voting rights. Notwithstanding the foregoing, (i) amendments and waivers of the Financial Covenant (or any of financial definitions included in (and for purposes of) the Financial Covenant) will require only the consent of the Required Onshore Bank Lenders and no other consents or approvals shall be required, and (ii) amendments and waivers of the Onshore Revolving Facility Documentation that affect solely the Lenders under the Onshore Revolving Facility (including waiver or modification of conditions to extensions of credit under the Onshore Revolving Facility, the availability and conditions to funding of any Incremental Onshore Facility (but not the conditions for implementing any Incremental Onshore Facility as noted above) and other modifications), will require only the consent of Lenders holding more than 50% of the aggregate commitments or loans, as applicable, under the Onshore Revolving Facility) and no other consents or approvals shall be required.

The Onshore Revolving Facility Documentation will permit amendments thereof without the approval or consent of the Lenders to effect a permitted “repricing transaction” (i.e., a transaction in which any tranche of Onshore Revolving Loans is refinanced with a replacement tranche of Onshore Revolving Loans, or is modified with the effect of, bearing a lower rate of interest) other than any Lender holding Onshore Revolving Loans subject to such “repricing transaction” that will continue as a Lender in respect of the repriced tranche of Onshore Revolving Loans or modified Onshore Revolving Loans.

For the avoidance of doubt, non-pro rata distributions and commitment reductions will be permitted in connection with (1) “amend and extend” transactions or (2) the addition of one or more tranches of debt, and modifications to provisions relating to pro rata sharing of payments among the Lenders that result in the Lenders participating in such transactions receiving less than (but not more than) their pro rata share of distributions and/or commitment reductions shall only require approval of such participating Lenders in connection with such “amend and extend” transactions or the addition of one or more tranches of debt and approval of the Required Onshore Bank Lenders shall not be required unless any such transaction or addition otherwise requires the approval of the Required Onshore Bank Lenders.

Cost and Yield Protection:

The Onshore Revolving Facility Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, capital adequacy and other requirements of law and from the imposition of or changes in certain withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of borrowings on a day other than the last day of an interest period with respect thereto, and any Treasury regulations or other published administrative guidance promulgated thereunder.

Assignments and Participations:

The Lenders will be permitted to assign (other than to any Disqualified Lender (a list of which will be maintained by the Onshore Bank Administrative Agent and posted to all Lenders subject to each Lender’s agreement prior to accessing such posting that such list is confidential and may not be disclosed or shared with anyone)) loans and commitments under the Onshore Revolving Facility with the consent of the Onshore Borrower (not to be unreasonably withheld) and the Issuing Bank; provided that no consent of the Onshore Borrower shall be required (A) if such assignment is made to another Lender that is a Lender under the Onshore Revolving Facility, or (B) after the occurrence and during the continuance of a payment or bankruptcy (with respect to the Onshore Borrower) Event of Default. All assignments will require the consent of the Onshore Bank Administrative Agent, not to be unreasonably withheld or delayed. Each assignment will be in an amount of an integral multiple of RMB in an amount equivalent to $5,000,000 or, if less, all of such Lender’s remaining loans and commitments. Assignments will be by novation. An assignment fee in an amount of RMB equivalent to $3,500 shall be paid by the respective assignor or assignee to the Onshore Bank Administrative Agent.

The Lenders will be permitted to sell participations (other than to any Disqualified Lender (a list of which will be maintained by the Onshore Bank Administrative Agent and posted to all Lenders subject to each Lender’s agreement prior to accessing such posting that such list is confidential and may not be disclosed or shared with anyone)) in loans and commitments without consent being required, subject to customary limitations. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments participated to such participants, (b) reductions of principal, interest or fees, (c) extensions of final maturity or the due date of any amortization, interest or fee payment, (d) releases of the guarantees of all or substantially all Onshore Guarantors or all or substantially all of the Collateral, and (e) changes in voting thresholds.

The Onshore Revolving Facility Documentation will contain customary provisions allowing the Onshore Borrower to replace a Lender or terminate the commitment of a Lender and prepay that Lender’s outstanding Loans in full in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly adversely affected thereby (so long as the Required Onshore Bank Lenders have approved the amendment or waiver), increased costs, taxes, etc. and Defaulting Lenders.

Expenses and Indemnification:

The Onshore Borrower shall pay (a) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Onshore Bank Administrative Agent and the Lead Arrangers incurred on or after the Closing Date (within 30 days of a written request therefor, together with backup documentation supporting such reimbursement request) associated with the syndication of the Onshore Revolving Facility and the preparation, execution, delivery and administration of the Onshore Revolving Facility Documentation and any amendment or waiver with respect thereto (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Onshore Bank Administrative Agent and the Lead Arrangers taken as a whole) and (b) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Onshore Bank Administrative Agent within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Onshore Bank Administrative Agent and the Lenders taken a whole) in connection with the enforcement of the Onshore Revolving Facility Documentation or protection of rights thereunder.

From and after the Closing Date, the Onshore Bank Administrative Agent, the Lead Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, partners, agents, advisors and other representatives) (each, an “indemnified person”) will be indemnified for and held harmless against, any losses, claims, damages, liabilities or expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the indemnified persons taken as a whole and, solely in the case of an actual conflict of interest, one additional counsel to the affected indemnified persons taken as a whole, and, if reasonably necessary, one local counsel in any relevant jurisdiction) incurred in respect of the Onshore Revolving Facility or the use or the proposed use of proceeds thereof, except to the extent they arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Onshore Revolving Facility Documentation by, the relevant indemnified person or any of its affiliates or their respective officers, directors, employees, partners, agents, advisors or other representatives as determined by a final, non-appealable judgment of a court of competent jurisdiction or any dispute solely among the indemnified persons (other than claims against a Lead Arranger in its capacity or in fulfilling its role as the Onshore Bank Administrative Agent or arranger or any similar role under the Onshore Revolving Facility and other than any claims arising out of any act or omission of the Onshore Borrower, the Sponsor, or any of their affiliates), provided that the Onshore Borrower shall not be liable for any indirect, special, punitive or consequential damages (other than in respect of any such damages required to be indemnified pursuant to the indemnification provisions).

Governing Law and Forum:	PRC.

Counsel to the Commitment Parties and Lead Arrangers:	Latham & Watkins LLP

CONFIDENTIAL	ANNEX I TO EXHIBIT E

Interest Rates:	The interest rates under the Onshore Revolving Facility will be the percentage rate per annum equal to 120% of the PBOC Rate in effect from time to time.

From and after the delivery by the Onshore Borrower to the Onshore Bank Administrative Agent of the Onshore Borrower’s financial statements for the period ending at least one full fiscal quarter following the Closing Date, interest rates under the Onshore Revolving Facility shall be subject to one 25 basis points reduction on a pricing grid to be determined based upon the Consolidated First Lien Net Leverage Ratio set forth in the applicable officer’s certificate and shall be as agreed upon between the Onshore Borrower and the Onshore Bank Administrative Agent.

The Onshore Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if agreed by all relevant Lenders, 12 months or a shorter period).

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days and interest shall be payable at the end of each interest period.

PBOC Rate is the base interest rate applicable to RMB denominated loans published by the People’s Bank of China on the rate fixing day for the period of 6 months.

Letter of Credit Fee:

A per annum fee equal to the spread over PBOC Rate under the Onshore Revolving Facility will accrue on the aggregate face amount of outstanding letters of credit under the Onshore Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Onshore Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the Onshore Revolving Facility pro rata in accordance with the amount of each such Lender’s Revolving Facility commitment. In addition, the Onshore Borrower shall pay to the Issuing Bank, for its own account, (a) a fronting fee equal to 0.125% of the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the Onshore Revolving Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Commitment Fees:

0.50% per annum on the average daily undrawn portion of the commitments in respect of the Onshore Revolving Facility, payable quarterly in arrears after the Closing Date and upon the termination of the commitments, calculated based on the number of days elapsed in a 360-day year and from and after the delivery by the Onshore Borrower to the

I-E-1

Onshore Bank Administrative Agent of the Onshore Borrower’s financial statements for the period ending at least one full fiscal quarter following the Closing Date.

I-E-2

CONFIDENTIAL	EXHIBIT F

Project Galaxy

Senior Secured Offshore Revolving Credit Facility
Senior Secured Increasing Rate Bridge Facility

Senior Secured Cash Bridge Facility

Senior Secured Onshore Revolving Credit Facility
Additional Conditions Precedent(8)

Except as otherwise set forth below, the initial borrowing under each of the Facilities shall be subject to the following additional conditions precedent, which be subject to the Certain Funds Provision and the Documentation Principles in all respects:

1.                                      The Acquisition shall have been consummated, or shall be consummated substantially concurrently with the initial borrowing under any of the Facilities in accordance with the terms of the Merger Agreement.  The Merger Agreement shall not have been amended or waived in any material respect by Merger Sub in a manner materially adverse to the Lenders (in their capacity as such) without the consent of the Lead Arrangers (such consent not to be unreasonably withheld or delayed); provided that (a) any reduction in the purchase price for the Acquisition shall not be deemed to be materially adverse to the Lenders to the extent that such reduction is applied (i) first, to reduce the Equity Contribution on a dollar-for-dollar basis until the aggregate amount of the Equity Contribution is not less than 40% of the Acquisition Capitalization (as defined in Exhibit A), and (ii) thereafter, 40% to reduce the Equity Contribution and 60% to reduce the amount of commitments in respect of the Senior Secured Bridge Facility (provided, that in no event shall the aggregate commitments in respect of the Senior Secured Bridge Facility be reduced to less than $250 million and any proposed reduction of commitments in respect of the Senior Secured Bridge Facility in excess of $25 million shall instead be applied to reduce commitments in respect of the Cash Bridge Facility) and (b) any increase in purchase price for the Acquisition shall not be deemed to be materially adverse to the Lenders.  The Specified Merger Agreement Representations shall be true and correct to the extent required to be true and correct as a condition to Newco’s and Merger Sub’s obligation to consummate the Acquisition in accordance with the Merger Agreement. Except (a) as set forth in the corresponding section of the disclosure schedule dated as of the date of the Merger Agreement and delivered by the Company to Parent, Newco and Merger Sub simultaneously with the signing of the Merger Agreement (“Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section of the Merger Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure, without independent inquiry), or (b) as disclosed in the Company SEC Reports (as defined in the Merger Agreement) filed or furnished after December 31, 2010 and prior to the date of the Merger Agreement (without giving effect to any amendment to any such Company SEC Report filed on or after the date of the Merger Agreement and excluding any risk factor disclosures contained under the heading “Risk Factors” or any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature), since December 31, 2012, there has not been any change in the financial condition, business or results of operations of the Company and its subsidiaries or any circumstance, occurrence or development which has had a Company Material Adverse Effect (as defined in the Merger Agreement, as in effect on the signing date thereof and, for purposes of this Commitment Letter, without giving effect to any actions taken or failure to take action, which are to be excluded from Company Material Adverse Effect pursuant to clause (H) of the definition thereof with the approval, consent or

(8)  All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Exhibit is attached, including the other Exhibits thereto.  In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

request in writing of the Parent or any of its Affiliates (as defined in the Merger Agreement) (unless the Lead Arrangers shall have consented to such approval, consent or request by the Parent or any of its Affiliates).  Since the date of the Merger Agreement there shall not have occurred and be continuing any Company Material Adverse Effect.

2.                                      The Equity Contribution shall have been consummated, or on the Closing Date substantially concurrently with the initial borrowings under the Facilities, if any, shall be consummated, in at least the amount set forth in paragraph (b) of Exhibit A (as such amount may be modified pursuant to condition paragraph 1 above).

3.                                      The Commitment Parties shall have received (a) balance sheets and related statements of income, stockholders’ equity and cash flows of the Company (which was formed from the merger of HiSoft and VanceInfo on November 6, 2012) for the fiscal years ended December 31st of 2010, 2011 and 2012, in each case, presented on a basis consistent with the presentation of the “Unaudited Pro Forma Combined Financial Information” that was included in the F-4 filing (page 163), which shows historical audited financial information for each of HiSoft and VanceInfo, in addition to pro forma adjustments to provide Unaudited  Pro Forma Combined financial information, except for the balance sheet for the fiscal year ended December 31, 2012, which will be presented on an audited consolidated basis; provided, that solely if the Closing Date occurs on or after to May 1, 2014, (i) the foregoing financial statements shall not be required for the fiscal year ended December 31, 2010, and (ii) the foregoing financial statements for the fiscal year ended December 31, 2013, presented on an audited consolidated basis, shall instead be required; and (b) for each subsequent fiscal quarter after the most recent fiscal year for which annual financial statements have been delivered (other than the fourth fiscal quarter of any fiscal year) ended at least 50 days prior to the Closing Date, balance sheets and related statements of income and cash flows of the Company, presented on an unaudited consolidated basis.

4.                                      The Commitment Parties shall have received a pro forma balance sheet and related pro forma statement of income of the Company as of and for the twelve month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 50 days (or 120 days in case such four-fiscal quarter period is the end of the Company’s fiscal year) prior to the Closing Date, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income), which shall be on a combined and/or consolidated basis consistent with the historical financial statements used in such pro forma financial statements.

5.                                      The Commitment Parties shall have received the following (the “Closing Deliverables”): (a) customary legal opinions, (b) customary evidence of authority, (c) customary officer’s certificates, (d) good standing certificates (to the extent applicable) in the respective jurisdictions of organization of the Borrower and Guarantors, (e) customary notices of borrowings and (f) a solvency certificate, substantially in the form set forth in Annex I attached to this Exhibit F from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower.

6.                                      To the extent required by the Offshore Revolving Facility Documentation, the Senior Secured Bridge Loan Documents and the Cash Bridge Loan Documents, all documents and instruments required to perfect the applicable Administrative Agent’s respective security interests in the applicable Collateral shall have been executed and delivered and, if applicable, be in proper form for filing.

7.                                      As a condition to the availability of the Senior Secured Bridge Facility (a) the Borrower shall have provided the Commitment Parties with (i) a customary preliminary offering memorandum containing all customary information (other than a “description of notes” and information customarily provided by the Commitment Parties or its counsel), including financial statements, pro forma financial statements, business and other financial data of the type and form that are customarily included in private placements pursuant to Rule 144A promulgated under the Securities Act (including information required by Regulation S-X and Regulation S-K under the Securities Act, which is understood not to include consolidating and other financial statements and data that would be required by Sections 3-10 and 3-16 of Regulation S-X and Item 402 of Regulation S-K and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A and other customary exceptions) and (ii) all other data that would be necessary for the Lead Arrangers to receive customary “comfort” letters from the independent accountants of the Company in connection with the offering of the Senior Secured Notes (and the Borrower shall have made all commercially reasonable efforts to provide the Lead Arrangers with drafts of such “comfort” letters (which shall provide customary “negative assurance” comfort), which such accountants are prepared to issue upon completion of customary procedures) and (b) the Commitment Parties shall have been afforded a period (the “Notes Marketing Period”) of at least 15 consecutive Business Days (as defined in the Merger Agreement, as in effect on the signing date thereof) ending on the Business Day immediately prior to the Closing Date (provided that (x) November 29, 2013 shall not be considered a Business Day for the purposes of the Notes Marketing Period and (y) if the Notes Marketing Period has not been completed on or prior to December 20, 2013, the Notes Marketing Period shall commence no earlier than January 6, 2014) upon receipt of the information described in clause (a)(i) to seek to place the Senior Secured Notes with qualified purchasers thereof.  If Newco shall in good faith reasonably believe that the Borrower has delivered the preliminary offering memorandum together with the information and data required to be delivered pursuant clause (a)(i) of this Paragraph 7, Newco may deliver to the Lead Arrangers written notice to that effect (stating when it believes it completed any such delivery), in which case the Borrower shall be deemed to have satisfied its requirements under clause (a)(i) of this Paragraph 7 on the date specified in such notice and the Notes Marketing Period shall be deemed to have commenced on the date specified in such notice, in each case unless the Lead Arrangers in good faith reasonably believes that the Borrower has not delivered the preliminary offering memorandum together with the information and data required to be delivered pursuant clause (a)(i) of this Paragraph 7 and, within three Business Days after their receipt of such notice from Newco, the Lead Arrangers delivers a written notice to Newco to that effect (stating with specificity which information is required to satisfy the Borrower’s requirements under clause (a)(i) of this Paragraph 7 for purposes of compliance with this condition only).

8.                                      The Administrative Agents shall have received at least 3 days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been requested by the Administrative Agents in writing at least 15 days prior to the Closing Date.

9.                                      Payment of all fees and expenses due to the Commitment Parties (in the case of expenses), to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), required to be paid on the Closing Date from the proceeds of the initial fundings under the Facilities.

10.                               The Specified Representations shall be true and correct in all material respects; provided that to the extent that any of the Specified Representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, after giving effect to any such qualification, any such representation shall be true and correct in all respects.

ANNEX I TO EXHIBIT F

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE
of
[GALAXY]
AND ITS SUBSIDIARIES

Pursuant to the [Offshore Revolving Facility/Secured Bridge Facility Agreement/Cash Bridge Facility], the undersigned hereby certifies, solely in such undersigned’s capacity as [chief financial officer] [specify other officer with equivalent duties] of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the making of the Loans under the [Offshore Revolving Facility/Secured Bridge Facility Agreement/Cash Bridge Facility] on the date hereof, and after giving effect to the application of the proceeds of such Loans:

a.              The fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b.              The present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.               The Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.              The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the [Offshore Revolving Facility/Secured Bridge Facility Agreement/Cash Bridge Facility].

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its Subsidiaries after consummation of the transactions contemplated by the Commitment Letter.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as [chief financial officer] [specify other officer with equivalent duties] of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

[GALAXY]

By
Name:
Title: